Exhibit (p)(2)

Code of Ethics

Penserra Capital Management LLC

March 2016

Penserra Capital Management LLC

CODE OF ETHICS

Adopted March 1, 2016

I. INTRODUCTION

High ethical standards are essential for the success of Penserra Capital Management LLC (the “Adviser”) and to maintain the confidence of the Adviser’s clients. The Adviser’s long-term business interests are best served by adherence to the principle that the interests of clients come first. We have a fiduciary duty to clients to act solely for the benefit of our clients. All personnel of the Adviser, including members, officers and employees of the Adviser must put the interests of the Adviser’s clients before their own personal interests and must act honestly and fairly in all respects in dealings with clients. All personnel of the Adviser must also comply with all federal securities laws.

Potential conflicts of interest between the interests of the Adviser’s personnel and the interests of the Adviser’s clients may arise in connection with the operation of the Adviser’s investment Advisory activities, including conflicts arising in connection with the personal trading activities of the Adviser’s personnel. In recognition of (i) the fact that an employee of the Adviser may have a pre-existing personal securities account and may require the ability to sell securities from time to time, (ii) the Adviser’s fiduciary duty to its clients and (iii) the Adviser’s desire to maintain its high ethical standards, the Adviser has adopted this Code of Ethics (the “Code”) containing provisions designed to prevent improper personal trading, identify conflicts of interest and provide a means to resolve any actual or potential conflicts in favor of the Adviser’s clients. The Code is intended to comply with Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and Rule 17j-1 under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Adherence to the Code and the reporting requirements related to personal investing is considered a basic condition of employment by the Adviser. If you have any doubt as to the propriety of any activity, you should consult with the CCO, who is charged with the administration of this Code.

I. DEFINITIONS

Access Person of the Adviser means any Advisory Person of the Adviser.

Advisory Person of the Adviser means (i) any officer, manager, member, consultant or employee (full- time, part-time or temporary) of the Adviser (or of any company with a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Reportable Securities by a client or has access to Fund portfolio information, or whose functions relate to the making of any recommendations with respect to such purchase or sale of Reportable Securities, and (ii) any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to clients with regard to the purchase or sale of Reportable Securities.

Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.

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Beneficial Ownership includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect “pecuniary” or financial interest in a security. For example, an individual has an indirect pecuniary interest in any security owned by the individual’s spouse. Beneficial ownership also includes, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, having or sharing “voting power” or “investment power” as those terms are used in Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

Compliance Officer means the Chief Compliance Officer of the Adviser.

Covered Person means any Advisory Person of the Adviser and any other member, manager, officer, consultant or employee (including, full-time, part-time and temporary employees) of the Adviser and any person who serves as a dual employee of, or is affiliated with, the Adviser and a company with a control relationship to the Adviser. A Covered Person also includes any solicitor/consultant, representative or agent retained by the Adviser who (i) makes or participates in the making of investments and/or potential investments for clients; (ii) has access to non-public information on investments and/or potential investments for clients; or (iii) has access to non-public information regarding securities recommendations to clients.

Personal Account means any account in which a Covered Person has any direct or indirect beneficial ownership. For purposes of this Code, beneficial ownership is interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Reportable Funds means any open-end registered investment company advised or sub-advised by the Adviser.

Reportable Security means any stock, bond, future, investment contract, exchange-traded fund, or any other instrument that is considered a “security” under section 202(a)(1) of the Advisers Act and includes any derivative thereof, commodities, options or forward contracts, except that it does not include:

(i)	Direct obligations of the Government of the United States;
(ii)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
(iii)	Shares of open-end mutual funds other than those advised or sub-advised by the Adviser; and
(iv)	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds.

Restricted Security means any Security (i) that is to be Acquired or Sold for a client; (ii) that the Adviser is researching, analyzing or considering buying or selling for a client; (iii) for which a Covered Person may have material non-public information.

Security to be Acquired or Sold for a Client means

(i)	Any Reportable Security which:
(A)	is in the period of a rebalancing or included in an index change (defined as the day an index change list has been provided until the rebalance date); or
(B)	is or is being considered by the Adviser for purchase or sale for the client; and
(iii)	Any option to purchase or sell and any security convertible into or exchangeable for, a Reportable Security described in (i)(A) or (i)(B) above;

Short Sale means the sale of securities that the seller does not own. A Short Sale is “against the box” to the extent that the seller contemporaneously owns or has the right to obtain securities identical to those sold short, at no added cost.

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III. STANDARDS OF CONDUCT

It is unlawful for a Covered Person in connection with the purchase or sale, directly or indirectly, by the Covered Person of a Reportable Security Held or to be acquired by a client to:

ï	Employ any device, scheme or artifice to defraud the client;

ï

Make any untrue statement of a material fact to the client or omit to state a material fact necessary in order to make the statements made to the client, in light of the circumstances under which they are made, not misleading;

ï	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the client; or

ï	Engage in any manipulative practice with respect to the client.

In addition, it is expected that all Covered Persons will:

ï	Use reasonable care and exercise professional judgment in all actions affecting a client.

ï

Maintain general knowledge of and comply with all applicable federal and state laws, rules and regulations governing the Adviser’s activities, and not knowingly participate or assist in any violation of such laws, rules or regulations.

ï	Not engage in any conduct involving dishonesty, fraud, deceit, or misrepresentation or commit any act that reflects adversely on their honesty, trustworthiness, or professional competence.

ï

Respect and maintain the confidentiality of clients’ information, their securities transactions and potential transactions, their portfolio strategy, or any other matters within the bounds of fiduciary duty.

ï

Be aware of the scope of material nonpublic information related to the value of a security. Avoid any trading or causing any other party to trade in a security if such trading would breach a fiduciary duty or if the information was misappropriated or relates to a material corporate event.

ï

Exercise diligence and thoroughness in securities research and in the making of investment recommendations and decisions; and maintain appropriate records to support the reasonableness of such recommendations and decisions.

ï	Deal fairly and objectively with clients when disseminating investment recommendations, disseminating material changes in recommendations, and taking investment action.

ï	Refrain from any misrepresentations or factual omissions that could affect clients’ investment decisions.

ï	Comply on a timely basis with the reporting requirements of this Code.

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IV.	APPLICABILITY OF CODE OF ETHICS

Personal Accounts of Covered Persons. This Code of Ethics applies to all Personal Accounts of all Covered Persons. A Personal Account includes an account maintained by or for:

ï	A Covered Person’s spouse (other than a legally separated or divorced spouse of the Covered Person) and minor children;

ï	Any immediate family members who live in the Covered Person’s household;

ï

Any persons to whom the Covered Person provides primary financial support, and either (i) whose financial affairs the Covered Person controls, or (ii) for whom the Covered Person provides discretionary Advisory services; and

ï	Any partnership, corporation or other entity in which the Covered Person has a 25% or greater beneficial interest, or in which the Covered Person exercises effective control.

A comprehensive list of all Covered Persons and Personal Accounts will be maintained by the Adviser’s Compliance Officer.

V. PRE-CLEARANCE REQUIREMENTS AND RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

1.     General. It is the responsibility of each Covered Person to ensure that a particular securities transaction being considered for his or her Personal Account is not subject to a restriction contained in this Code of Ethics or otherwise prohibited by any applicable laws. Personal securities transactions for Covered Persons may be effected only in accordance with the provisions of this Section. Covered Persons may not trade in Restricted Securities as defined in Section I. Covered Persons are also required to submit pre- clearance requests for trading in all reportable securities and reportable funds to the compliance department. The CCO must submit a preclearance request and receive approval from a member of senior management.

2.     Short Sales. A Covered Person may not engage in any short sale of a Restricted Security. Short sales of securities that are not Restricted Securities are permitted. Permitted short sales may not be made without the prior approval of the CCO.

3.     Initial Public Offerings. A Covered Person may not acquire any direct or indirect beneficial ownership in ANY securities in any initial public offering.

4.     Private Placements and Investment Opportunities of Limited Availability. A Covered Person may not acquire any beneficial ownership in ANY securities in any private placement of securities or investment opportunity of limited availability unless the CCO has given express prior written approval. “Private Placements” are offerings that are exempt from registration under the Securities Act of 1933, as amended, including exempted offerings of securities issued outside the United States. Investments in hedge funds or private pooled vehicles are typically sold in private placements. The CCO, in determining whether approval should be given, will take into account, among other factors, whether the opportunity is being offered to the Covered Person by virtue of his or her position with the Adviser.

5.     Service on Boards of Directors; Outside Business Activities. A Covered Person may not serve as a director (or similar position) on the board of any company, including a public company, unless Covered Person has received written approval from the CCO. Authorization will be based upon a determination that the board service would not be inconsistent with the interests of any client account. At the time a Covered Person submits the initial holdings report in accordance with Section VII.2. of the Code, the Covered Person will submit to the CCO a description of any outside business activities in which the Covered Person has a significant role.

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6.     Excessive Trading. The Adviser believes that excessive personal trading by its Covered Persons can raise compliance issues and conflicts of interest. Compliance will review personal trading to determine the appropriate levels of personal trading.

7. Gifts.

(a) No Covered Person may receive any gift, service, or other thing of more than de minimis value ($100 in aggregate annually from any one person or entity that does business with or potentially could conduct business with or on behalf of the Adviser). No Covered Person may give or offer any gift of more than de minimis value ($100 per year in aggregate to any entity that does business with or potentially could conduct business with or on behalf of the Adviser) without the prior written approval of the CCO.

(b)     Solicited Gifts. No Covered Person may use his or her position with the Adviser to obtain anything of value from a client, supplier, person to whom the Covered Person refers business, or any other entity with which the Adviser does business.

(c)     Cash. No Covered Person may give or accept cash gifts or cash equivalents to or from an investor, prospective investor, or any entity that does business with or potentially could conduct business with or on behalf of the Adviser.

(d)     Entertainment. No Covered Person may provide or accept extravagant or excessive entertainment to or from an investor, prospective investor, or any person or entity that does or potentially could do business with or on behalf of the Adviser. Covered Persons may provide or accept a business entertainment event, such as dinner or a sporting event, of reasonable value, if the person or entity providing the entertainment is present. Any event likely to exceed a de minimis value ($100), must be approved in advance by the CCO.

(e)     Seminars and Conferences. The Adviser requires all Covered Persons to submit travel and expense reports for all expenses associated with seminars and conferences. Covered Persons must submit all travel and lodging expenses to be paid by the Adviser, and must receive the prior written approval of the Compliance Officer in order to permit a broker or third party to pay expenses associated with a Covered Person’s travel and lodging regarding a specific seminar or conference.

(f)     Government Officials. No gift or entertainment event of any value involving U.S. government officials or their families, which may be perceived to induce the recipient to act for the benefit of the Adviser, may be given or sponsored by the Adviser or any Covered Person without the prior written approval of the CCO.

(g)     Reporting. Each Covered Person must report all gifts received in connection with the Covered Person’s employment to the CCO. The CCO may require that any such gift be returned to the provider or that an expense be repaid by the Covered Person. The CCO also will keep records of any gifts so reported.

8.     Management of Non-Adviser Accounts. Covered Persons are prohibited from managing accounts for third parties who are not clients of the Adviser or serving as a trustee for third parties unless the CCO pre-clears the arrangement and finds that the arrangement would not harm any client. The CCO may require the Covered Person to report transactions for such account and may impose such conditions or restrictions as are warranted under the circumstances.

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VI.	REPORTING

1.      Duplicate Copies of B roker’s Conf irmations and Account Statements to Adviser. All Covered Persons must direct their brokers or custodians or any persons managing the Covered Person’s account in which any Reportable Securities and Reportable Funds are held to supply to the CCO:

ï	The Covered Person’s monthly and quarterly brokerage or account statements within 30 days after the relevant time period.
ï	All covered persons are required to request pre-approval for any securities trading in their personal accounts. These requests will be checked against the received statements.

2.     Initial Holdings Reports. All Covered Persons are required within ten (10) days of becoming a Covered Person through the adoption of this Code or of commencement of employment with the Adviser, to submit an Initial Holdings Statement (Attachment A) to the CCO listing:

ï

All Reportable Securities and Reportable Funds in which the Covered Person has any beneficial ownership, including title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each security;

ï	The name of any brokerage firm, bank or other financial institution with which the Covered Person, maintains a Personal Account in which ANY securities are held; and

ï	A description of outside business activities in which the Covered Person has a significant role, including any service on the board of directors of a company.

The report must be dated the day the Covered Person submits it, and must contain information that is current as of a date no more than 45 days prior to the date the person becomes a Covered Person of the Adviser.

3.     Annual Holdings Reports. On an annual basis, by a date specified by the CCO, each Covered Person must provide to the Compliance Officer, a signed and dated Annual Holdings Report (Attachment C) containing information current as of a date not more than 45 days prior to the date of the report. The Annual Holdings Report must disclose:

ï

All Reportable Securities and Reportable Funds held in a Personal Account of the Covered Person, including the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and/or principal amount of each security beneficially owned; and

The name of any broker-dealer or financial institution with which the Covered Person maintains a Personal Account in which any securities are held for the Covered Person.

4.     Quarterly Transaction Reports. On a quarterly basis, each Covered Person must provide to the Chief Compliance Officer a signed and dated Quarterly Transaction Report (Attachment B) within 30 days of calendar quarter end containing following information for all Reportable Securities and Reportable Funds:

ï

The date of the transaction, the title, the exchange ticker symbol ticker or CUSIP number (as applicable), the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security involved;

ï	The nature of the transaction, (i.e., purchase, sale, or other type of acquisition or disposition);

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ï	The price of the Security at which the transaction was effected;
ï	The name of the broker, dealer or bank with or through which transaction was effected; and
ï	The date that the report is submitted.

5.     Exceptions to Reporting Requirements. A Covered Person need not submit any report with respect to securities held in accounts over which the Covered Person has no direct or indirect influence or control or transaction reports with respect to transactions in securities that are not Reportable Securities or Reportable Funds and transactions effected pursuant to an Automatic Investment Plan.

6.     Conflicts of Interest. Covered Persons must report immediately to the CCO any situation which may involve a conflict of interest or suspected violation of the Code. Covered Persons are also restricted from owning the fund in which the firm advises.

7.     Transactions Subject to Review. The transactions reported on the quarterly transaction reports will be reviewed and compared against the Covered Persons’ account statements, and when deemed advisable by the CCO, against client transactions.

The Compliance Officer is responsible for reviewing each Code report submitted by a Covered Person. The Compliance Officer will maintain a list of any other employees which may share that responsibility in the future.

VII.	RECORDKEEPING

The CCO shall maintain records in the manner and extent set forth below, and these records shall be available for examination by representatives of the Securities and Exchange Commission. Records may be maintained in electronic format should the Adviser elect to automate the oversight of this Code.

1.	a copy of this Code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

2.

a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs, the first two years in an appropriate office of the Adviser;

3.	a copy of all written acknowledgements of the receipt of the Code and any amendments thereto for each Covered Person who is currently, or within the past five years was a Covered Person;

4.

a copy of each report made pursuant to this Code and brokerage statements submitted on behalf of Covered Persons shall be preserved for a period of not less than five years from the end of the fiscal year in which the last entry was made on such record, the first two years in an appropriate office of the Adviser;

5.

a list of all Covered Persons (which includes all Access Persons) who are required, or within the past five years have been required, to make reports under the Code or who are responsible for reviewing such reports pursuant to this Code shall be maintained in an easily accessible place;

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6.	a record of persons responsible for reviewing reports and a copy of reports provided pursuant to Section VII; and

7.

a record of any report furnished to the board of the Board of Directors or Trustees of any registered investment company (the “Board”) to which it provides advisory services pursuant to Section VIII below shall be preserved for a period of not less than five years from the end of the fiscal year in which the last entry was made on such record, the first two years in an appropriate office of the Adviser.

VIII.	REPORTS TO THE BOARD(S) OF REGISTERED INVESTMENT COMPANIES

No less frequently than annually, the Adviser will furnish the Board of Directors or Trustees of any registered investment company (the “Board”) to which it provides advisery services with a written report that:

(a)

describes any issues arising under the Code or procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

(b)	certifies that the Adviser has adopted procedures reasonably necessary to prevent Covered Persons from violating the Code.

IX.	OVERSIGHT OF CODE OF ETHICS

1.      General Principle. The Adviser will use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

2.      Acknowledgment. The CCO shall identify all Covered Persons who are under a duty to make reports under this Code and shall inform such persons of such duty and annually deliver a copy of the Code of Ethics and any amendments to all Covered Persons. The Compliance Officer will also distribute promptly all amendments to the Code of Ethics. All Covered Persons are required initially and annually to sign and acknowledge their receipt of this Code of Ethics by signing the form of Initial and Annual Certification for employees (Attachment D) or such other form as may be approved by the CCO.

3.     Review of Transactions. Each Covered Person’s transactions in his/her Personal Account will be reviewed on a regular basis. Any Covered Person transactions that are believed to be a violation of this Code will be reported promptly to the management of the Adviser. A member of the Adviser’s senior management will review the CCO’s transaction reports and holdings reports.

4.      Sanctions. Upon determining that a violation of this Code has occurred, the Adviser may impose such sanctions or remedial action as deemed appropriate or to the extent required by law. These sanctions may include, among other things, disgorgement of profits, suspension or termination of employment and/or criminal or civil penalties.

5.     Reports to the Board. The Adviser shall report to the Board any violation of the Code by a Covered Person, and such Covered Person may be called upon to explain the circumstances surrounding his or her non-clerical violation for evaluation by the Board.

6.     Authority to Exempt Transactions. The Compliance Officer has the authority to exempt any Covered Person or any personal securities transaction of a Covered Person from any or all of the provisions of this Code if the CCO determines that such exemption would not be against any interests of a client. The

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CCO will prepare and file a written memorandum of any exemption granted, describing the circumstances and reasons for the exemption.

7.     ADV Disclosure. The Compliance Officer will ensure that the Adviser’s Form ADV (1) accurately describes the pertinent provisions of the Code; and (2) includes disclosure offering to provide a copy of the Code to any client or prospective client upon request.

X.	CONFIDENTIALITY

All reports of personal securities transactions and any other information filed pursuant to this Code shall be treated as confidential to the extent permitted by law.

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ATTACHMENT A

Initial Holdings Statement

By:

(Printed Name)

Date:

The following are each and every Reportable Security and Brokerage Account containing ANY Securities in which I have a direct or indirect Beneficial Ownership and a description of all my Outside Business Activities. See Section II of the Code for information for the definitions of “Beneficial Ownership” and “Reportable Security.” The information provided below should be current as of a date no more than 45 days prior to the date you became a Covered Person.

List of Brokerage Accounts Containing ANY Securities:

Account Name & Number	Financial Institution	Date Account Opened

List of Reportable Securities*:

Account and Institution	Description & Type of Security	Exchange Ticker or CUSIP No.	No. of Shares	Principal Amount (for Bonds)

*Include additional information on a separate page if necessary. You also may attach a copy of your account statement to this form in lieu of listing the securities above.

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Initial Holdings Statement (Cont’d)

Description of Outside Business Activities (including any service on the board of directors of a company):

☐           Check this box if you have nothing to report (no Brokerage Accounts containing ANY Securities, no Reportable Securities and no Outside Business Activities)

Check one of the following:

               I do not have direct or indirect beneficial ownership in any blind trusts or other accounts managed by a third party who has been granted discretionary investment authority (with the exception of 529 Plans, if applicable).

               I do have direct or indirect beneficial ownership in any blind trusts or other accounts managed by a third party who has been granted discretionary investment authority (with the exception of 529 Plans, if applicable), but did not direct the third party discretionary manager to make any particular purchases or sales of the securities for the account(s).

Signature :

Reviewed By: Title: Date:

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ATTACHMENT B

Quarterly Transaction Report

By:		Date:
(Printed Name)

Period of Report:        Quarter                          Year

The following are each and every transaction in Reportable Securities in which I have a direct or indirect Beneficial Ownership. See Section II of the Code for the definitions of “Beneficial Ownership” and “Reportable Security.” This report must be completed and submitted within 30 days following the end of the previous calendar quarter.

Reportable Securities Transactions:

Account Name, Number and Institution	Date of Transaction	Type of Transaction (Purchase or Sale)	Description of Security	Exchange Ticker or CUSIP No.	Number of Shares	Principal Amount (for Bonds)

* You also may attach a copy of your account statement to this form in lieu of listing the securities above.

The following are each and every account (including brokerage accounts and bank accounts used substantially as brokerage accounts) that have been opened or closed during the previous quarter for which I have a direct or indirect Beneficial Ownership.

Opened / Closed Brokerage Accounts:

Account Name and Number	Financial Institution	Date	Opened / Closed

☐              Check this box if you have nothing to report (no Brokerage Accounts and no Reportable Transactions)

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Check one of the following:

             I do not have direct or indirect beneficial ownership in a blind trust or other accounts managed by a third party who has been granted discretionary investment authority (with the exception of 529 Plans, if applicable).

             I do have direct or indirect beneficial ownership in any blind trusts or other accounts managed by a third party who has been granted discretionary investment authority (with the exception of 529 Plans, if applicable), but did not direct the third party discretionary manager to make any particular purchases or sales of the securities for the account(s).

Signature:

Reviewed By: Title: Date:

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ATTACHMENT C

Annual Holdings Report

By:		Date:
(Printed Name)

For Period Ended:     December 31, 20_

The following is an annual report of the Reportable Securities in which I have a direct or indirect Beneficial Ownership. See Section II of the Code for the definitions of “Beneficial Ownership” and “Reportable Security.” The information provided below should be current as of a date no more than 45 days prior to the date of this report.

Annual Holdings*

Account Name, Number and Institution	Description & Type of Security	Exchange Ticker or CUSIP No.	Number of Shares	Principal Amount (for Bonds)

* Include additional information on a separate page if necessary. You also may attach a copy of your most recent account statement to this form in lieu of listing the securities above.

List of Brokerage Accounts Containing ANY Securities*

The following is an annual report of each and every account (including brokerage accounts and bank accounts used substantially as brokerage accounts) containing ANY securities for which I have a direct or indirect Beneficial Ownership.

Account Name and Number	Financial Institution

*Include additional information on a separate page if necessary.

☐      Check this box if you have nothing to report (no Brokerage Accounts and no Reportable Holdings)

Check one of the following:

             I do not have direct or indirect beneficial ownership in any blind trusts or other accounts managed by a third party who has been granted discretionary investment authority (with the exception of 529 Plans, if applicable).

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             I do have direct or indirect beneficial ownership in any blind trusts or other accounts managed by a third party who has been granted discretionary investment authority (with the exception of 529 Plans, if applicable), but did not direct the third party discretionary manager to make any particular purchases or sales of the securities for the account(s).

Signature:

Reviewed By: Title: Date:

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ATTACHMENT D

Initial and Annual Certification

I certify that I:

(i)	have received, read and reviewed the Code of Ethics;

(ii)	understand the policies and procedures in the Code of Ethics;

(iii)	recognize that I am subject to such policies and procedures;

(iv)	understand the penalties for non-compliance;

(v)	have complied with the Code of Ethics and any applicable reporting requirements during this past year (applies to Annual Certifications only);

(vi)	have fully disclosed any exceptions to my compliance with the Code below;

(vii)	will fully comply with the Code of Ethics; and

(viii)	have fully and accurately completed this Certificate.

EXCEPTION(S):

Signature:

Name:
(Please print)

Date Submitted:

Reviewed By: Title: Date:

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APPENDIX F

Penserra Capital Management LLC

TRADE ERROR POLICIES AND PROCEDURES

I.	GENERAL

Penserra Capital Management LLC (“Adviser”) exercises due care in making and implementing investment decisions on behalf of its clients and recognizes its obligation to identify and resolve trade errors in a timely manner, consistent with disclosures made to clients as well as adopted policies and procedures. The Adviser should seek to avoid errors. The Adviser will monitor for errors and if an error does occur, the Adviser will endeavor to correct and reduce similar errors in the future.

II.	STATEMENT OF POLICY

If an error occurs, the Adviser seeks to ensure that the best interests of its clients are served when correcting such errors, subject to the terms of these Trade Error Policies and Procedures (“Policy”). Violations of an investment policy contained in one or more of the documents governing a client relationship as well as errors in placement, execution or settlement resulting in an incorrect settled trade will be considered “Trade Errors” under this Policy. Trade Errors do not include good faith errors in judgment in making investment decisions for clients.

The Adviser will use reasonable efforts to cause any broker or other service provider which is responsible for a Trade Error to reimburse affected clients for any losses resulting from the Trade Error. To the extent that a Trade Error is attributable to the willful misconduct, negligence or fraud of the Adviser, the Adviser will restore the client to a position that is no worse than if the Trade Error had not occurred. Any Trade Error that results in a direct loss will be reimbursed to the client account in which the error was made. Under no circumstances may soft dollars be used to correct errors.

If a Trade Error results in a gain, the gain generally will accrue to the benefit of the affected client account(s).

The Adviser’s CCO must approve and document the resolution of all Trade Errors.

III.	PROCEDURES

To facilitate this policy, the procedures outlined below should be followed upon a determination that a Trade Error has occurred.

1.

The CCO shall be notified immediately upon the discovery of a possible Trade Error. If the Trade Error is material in nature or cannot be easily resolved by the CCO and the portfolio manager, the CCO shall consult with management of the relevant Client. If deemed necessary, the CCO shall consult with outside counsel regarding the resolution of the situation.

APPENDIX E

2.

The CCO will work with investment personnel and traders to resolve any trade errors. Trade tickets reflecting errors should be preserved, and new trade tickets will be prepared if additional trading is necessary to resolve the error.

3.

The CCO will create a written report of the Trade Error promptly upon the discovery and resolution of the Trade Error. The report will contain the name of the client; the name of the person responsible for the error; the amount involved; the name of the security involved; the action taken to correct the error; and such other information as may be appropriate under the circumstances.

4.

If the Trade Error is attributable to the Adviser, the Trade Error report shall also discuss the factors considered by the Adviser in determining whether the Trade Error was due to its willful misconduct, negligence or fraud. The report shall be maintained in accordance with the Adviser’s Record Retention Policy.

5.	The CCO shall review the reason(s) for the trade error and determine whether any adjustments to procedures are necessary to prevent similar types of errors in the future.

6.

If an excessive amount of trade errors occur in a given time period, the CCO will convene a meeting of all trading and investment personnel to discuss the matter and document any actions that have been, and actions that will be, taken to reduce the number of trade errors and limit particular types of trade errors from recurring.

7.	Any trade error, along with the resolution, involving a Fund will be reported to the Trust.

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APPENDIX E

Trade Error Reporting Form

Transaction date
Investments involved
Names, account numbers and custodians of all affected accounts
Adviser Supervised Persons involved
Description of error
Cause of error
Resolution thus far
Gain or loss (if known)
Submitted by
Signature
Date
The remainder of this form is to be completed by the CCO
Additional resolution steps (including training and/or changes to policies and procedures)
Amount reimbursed by Adviser
Amount reimbursed by third parties
Documentation maintained regarding the error
Other comments
Completed by
Signature
Date

3

APPENDIX F

Trade Error Log

Date	Investments Involved	Client(s) Involved	Description of the Error	Description of the Resolution

APPENDIX G

Penserra Capital Management LLC

COMMUNICATIONS POLICIES AND PROCEDURES

I.	Background

Rule 206(4)-1 under the Advisers Act prohibits certain types of advertisements, including any advertisement that contains any untrue statement of material fact, or that is otherwise false or misleading. Additionally, the Advisers Act’s broad anti-fraud provisions apply to all communications; even items that are excluded from the definition of an advertisement must not contain any false or misleading statements.

Definition of an “Advertisement”

Rule 206(4)-1 generally defines an “advertisement” to include any notice, circular, letter or other written communication addressed to more than one person, or any notice or other announcement in a publication or by radio or television, which offers: (1) any analysis, report, or publication concerning securities, or which is to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (2) any graph, chart, formula or other device to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (3) any other investment advisory service with regard to securities. While communications with investors and potential investors may not strictly speaking be “advertisements,” the general anti-fraud provisions do apply under Rule 206(4)-8 and so the requirements of Rule 206(4)-1 should be carefully considered in those communications.

An SEC staff letter issued to the Investment Counsel Association of America, Inc. on March 1, 2004 indicated that the following are not advertisements:

ï

A written communication by an investment adviser that does no more than respond to an unsolicited[1] request by a client, prospective client or consultant for specific information about the adviser’s past specific recommendations; and

ï

A written communication by an investment adviser to its existing clients that merely discusses the adviser’s past specific recommendations concerning securities that are or were recently held by each of those clients.[2]

[1]

A solicited request would be the result of, for example, any affirmative effort by an investment adviser that is intended or designed to induce a client, prospective client or consultant to request the adviser to provide past specific recommendations, or an advertisement indicating that the adviser is willing to provide past specific recommendations upon request.

[2]

In general, written communications by advisers to their existing clients about the performance of the securities in their accounts are not offers of investment advisory services but are part of the adviser’s advisory services. If, however, the context in which the past specific recommendations are presented by the investment adviser to an existing client suggest that a purpose of the communication is to offer advisory services, the communication would be considered an advertisement. In this regard, a letter written by an adviser that discussed its past specific recommendations concerning securities not held or not recently held by some of the clients to whom the letter was directed would suggest that a purpose of the communication was to promote the advisory services of the adviser and thus may constitute an advertisement.

APPENDIX G

Rule 206(4)-1 further provides that it shall constitute a fraudulent, deceptive or manipulative act, practice or course of business for any investment adviser registered or required to be registered under the Advisers Act directly or indirectly to publish, circulate, or distribute any advertisement which:

ï	refers, directly or indirectly, to any testimonial of any kind concerning the investment adviser or concerning any advice, analysis, report or other service rendered by such investment adviser; or

ï

refers, directly or indirectly, to past specific recommendations of such investment adviser which were or would have been profitable to any person: provided, however, that this shall not prohibit an advertisement which sets out or offers to furnish a list of all recommendations made by such investment adviser within the immediately preceding period of not less than one year if such advertisement, and such list if it is furnished separately: (i) State the name of each such security recommended, the date and nature of each such recommendation (e.g., whether to buy, sell or hold), the market price at that time, the price at which the recommendation was to be acted upon, and the market price of each such security as of the most recent practicable date, and (ii) Contain the following cautionary legend on the first page thereof in print or type as large as the largest print or type used in the body or text thereof: “It should not be assumed that recommendations made in the future will be profitable or will equal the performance of the securities in this list”; or

ï

represents, directly or indirectly, that any graph, chart, formula or other device being offered can in and of itself be used to determine which securities to buy or sell, or when to buy or sell them; or which represents, directly or indirectly, that any graph, chart, formula or other device being offered will assist any person in making his own decisions as to which securities to buy or sell, or when to buy or sell them, without prominently disclosing in such advertisement the limitations thereof and the difficulties with respect to its use; or

ï

contains any statement to the effect that any report, analysis, or other service will be furnished free or without charge, unless such report, analysis or other service actually is or will be furnished entirely free and without any condition or obligation, directly or indirectly; or

ï	contains any untrue statement of a material fact, or which is otherwise false or misleading.

Potentially Misleading Advertisements

Rule 206(4)-1(a)(5) under the Advisers Act prohibits any misleading advertisement. Even entirely factual advertisements can be prohibited if the overall effect of the advertisement is misleading. When considering whether an advertisement is misleading, an investment adviser must use good judgment and should consider any applicable factors, including:

ï

The presence or absence of explanations and disclosures, including any material facts regarding the adviser, its personnel and investment strategies, relevant market and economic conditions, and the types of assets in which its clients invest;

ï	The prominence of disclosures;
ï	Whether information is current, particularly with respect to performance advertisements;

2

APPENDIX G

ï	Whether descriptions of potential gains are balanced by disclosures of risk and the potential for loss;
ï	Any implications that past performance will be sustained in the future;
ï	Any exaggerated or unsubstantiated claims, or the use of superlatives; and
ï	The advertisement’s overall context and the sophistication of the recipients.

Performance Advertisements

The SEC and its staff have issued guidance regarding performance advertisements through SEC staff letters, administrative proceedings and interpretive releases. Performance information is generally required to be presented net of fees and expenses. The SEC has provided no-action relief for the presentation of gross performance information to wealthy clients during a one-on-one presentation.3

Hypothetical or Back Tested Performance

While not explicitly prohibited by the Advisers Act, the presentation of hypothetical or back tested performance requires especially robust disclosures that are dependent upon the relevant facts and circumstances. The SEC’s staff has taken action against advisers that advertised hypothetical or back tested performance without sufficient disclosures of the limitations inherent in model results and other key facts, such as material changes during the period portrayed and the extent to which some of the securities or strategies reflected in the model do not relate to the services currently offered by the adviser.

Documentation of Advertised Performance Figures

Investment advisers must retain documentation that is necessary to substantiate all advertised performance. Custodial or brokerage account statements, and any associated calculation work papers, are one approved method for an investment adviser to substantiate advertised performance. Documentation must be retained for at least five years from the end of the fiscal year after an adviser stops advertising the relevant performance. For example, if an adviser stopped advertising performance from 1980 in 2014, statements and calculation work papers from 1980 should be retained through at least the end of 2020.

Past Specific Recommendations

Rule 206(4)-1(a)(2) under the Advisers Act effectively prohibits investment advisers from distributing advertisements that refer to past specific recommendations that were, or would have been, profitable. However, pursuant to SEC staff guidance, investment advisers may include a partial list of securities recommendations in advertisements if the list is selected based on objective, consistently applied, non-performance-based criteria (such as a list of the adviser’s 10 largest holdings as of the end of the prior quarter). Any such list must not reference, directly or indirectly, the amount of realized or unrealized profits or losses for any of the listed securities. If an adviser advertises a partial list of past specific recommendations, the adviser must also maintain records regarding its securities recommendations and its objective selection criteria.

3     Investment Company Institute, SEC No-Action Letter, 1987 WL 108068 (Aug. 24, 1987).

3

APPENDIX G

Additionally, investment advisers may advertise at least 10 holdings that contributed most positively and most negatively to an investment strategy over a designated period (i.e., 5 holdings that contributed positively and 5 that contributed negatively). In this case, investment advisers must show an equal number of holdings that contributed to, and detracted from, the strategy’s performance, and must show all such holdings with equal prominence. Advisers must also show the average weight and performance contribution of each holding during the period, which must be consistently calculated in a mechanical, objective manner. Any advertisement showing the best and worst performing securities must disclose how the recipient of the advertisement can obtain (i)  the calculation methodology and (ii) a list showing every holding’s contribution to the strategy’s performance during the period in question. Advisers must also maintain, and make available to the staff of the SEC upon request, records that evidence:

ï	The criteria used to select the specific securities shown in each advertisement;
ï	A list showing the contribution of every holding to the strategy’s performance during each period advertised; and
ï	All supporting data necessary to demonstrate that the contribution analysis and security selection was conducted appropriately.

Press Releases

Press releases are subject to the same standards as communications to clients.

Article Reprints

SEC staff guidance indicates that advisers may distribute reprints of bona-fide news articles written by unbiased third parties, even if the articles contain testimonials and/or past specific recommendations, so long as the articles are not otherwise false or misleading. An adviser may generally distribute an article reprint that contains an inaccuracy if the adviser includes clear and effective disclosure correcting the error. The distribution of an article reprint is prohibited if it includes false or misleading information about:

ï	The experience of advisory clients;
ï	The possibility of a prospective client having an investment experience similar to that of prior clients; or
ï	The adviser’s competence.

The three preceding types of information are not the only ways in which an article reprint could be false or misleading, and therefore prohibited by Rule 206(4)-1(a)(5) under the Advisers Act.

Superlative Claims

The SEC’s examination staff may take the position that superlative statements in marketing materials are misleading. Examples of potentially misleading words and statements include “superior,” “top-notch” and “certain to outperform.”

4

APPENDIX G

Investment advisers should generally avoid making investment unsupportable claims, such as that the adviser has a highly rated investment process or that the adviser’s research is the best in the industry. Supportable claims and documented achievements may generally be included in marketing materials.

Marketing to Cities, Municipalities, and States

A number of cities, municipalities and states have adopted regulations governing marketing activities associated with public pools of money. For example, the California Political Reform Act requires individuals and entities soliciting that state’s pension plans to register as lobbyists. Similarly, New York City’s Administrative Code regarding the Regulation of Lobbying requires registration for individuals and entities soliciting investments from the city’s pension plans. Registration requirements vary by locality, but may include limitations on gifts and entertainment, periodic reporting and ethics training, among other things.

II.	Policies and Procedures

Penserra Capital Management LLC (“Adviser”) will not distribute any advertisements that include content prohibited by Rule 206(4)-1 or that are otherwise false or misleading.

Preparing Marketing Materials

ï	All marketing materials must be reviewed and approved in writing by the Chief Compliance Officer (“CCO”)
ï	Any marketing materials created by the CCO will be approved by a separate officer of the Adviser.
ï	Marketing materials that do not change from month to month, other than performance figure updates, need not be re-approved after each update.

Definition of an “Advertisement”

Employees should consult with the CCO if there is any question as to whether marketing materials or other communications are advertisements for purposes of Rule 206(4)-1 and what requirements apply.

Global Investment Performance Standards

The Adviser does not claim GIPS compliance. Employees are prohibited from claiming GIPS compliance in any marketing materials, including responses to questionnaires and requests for proposal.

Hypothetical or Back Tested Performance

Any employee considering the use of hypothetical or back tested performance must consult with the CCO prior to the preparation or distribution of any such materials.

5

APPENDIX G

Documentation of Advertised Performance Figures

The Adviser must retain all custodial or brokerage account statements, and any associated calculation work papers, that are necessary to substantiate all advertised performance. Statements and calculation work papers will be retained for at least six years after the Adviser stops advertising the relevant performance.

Article Reprints

Article reprints are subject to the same review and approval process that applies to other advertisements.

Media Contacts

Please see the Interactions with the Media sub-section of this Compliance Manual prior to engaging in any communications with the media.

Speeches, Seminar Presentations and Article Publications

Proposed speeches, seminar presentations and articles for publication must be approved in advance by the CCO. Any slide presentations or written materials that will be used in connection with a speech or seminar must be submitted when pre-approval is sought.

Gifts and Entertainment Associated with Marketing Activities

The Adviser has adopted policies and procedures governing the provision of gifts and entertainment, as described in Appendix K to the Compliance Manual. Employees should review the Adviser’s gifts and entertainment policies and procedures prior to planning any meeting, seminar, conference, or other event where the Adviser is expected to provide gifts and/or entertainment, including food and beverages. Employees should be especially mindful of restrictions on the giving of gifts and/or entertainment to individuals associated with labor unions, ERISA plans and entities associated with foreign governments and seek guidance from the CCO prior to giving gifts or entertainment to such parties.

Information Published by Third Parties

The Adviser’s provision of information to third parties that publish reports or maintain databases may be considered advertising or constitute a general solicitation. The CCO and/or the Fund Distributor will coordinate the preparation of information that may be published or redistributed by third parties. The information and any materials, as applicable, are reviewed for accuracy prior to distribution to third parties. The CCO and/or the Fund Distributor will maintain, as applicable, copies of written communications likely to be published or redistributed.

If an employee becomes aware that a third party has published or distributed inaccurate information about the Adviser, the employee should contact the CCO, who will work with the third party to resolve the inaccuracy. No employee will redistribute erroneous information published by a third party without appending clear and effective disclosures that identify and correct the error(s), as determined and approved by the CCO.

6

APPENDIX G

Marketing to Government Entities

Prior to marketing to government entities, the employee conducting the marketing is required to ask the CCO to review the list of all political contributions made by the Adviser and employees to determine whether the contributions would prohibit the Adviser from retaining the government entity as a client or fund investor (see Appendix L – Political and Charitable Contributions Policy and Procedures). The employee conducting the marketing should also consult with the CCO regarding any potential requirements to register as a lobbyist before seeking to manage any public pool of money. The CCO may consult with outside counsel if there is any question regarding a potential need for the Adviser or the employee to register as a lobbyist.

Interactions with the Media

The CCO should be promptly notified of any interaction with the media. In addition, only a limited number of employees of the Adviser are authorized to give media interviews. Any interview requests must be made to the CCO. In addition, Authorized Employees must adhere to the following standards:

ï	Never mention or discuss a Client, even indirectly;
ï	Never disclose any nonpublic information, including information about clients, investors, positions or trading strategies;
ï	Do not make any false or misleading statements, or omit any material information;
ï	Do not make any statements that are exaggerated, unbalanced, inflammatory, defamatory, libelous, inappropriate, unduly controversial or that would otherwise reflect poorly on the Adviser;
ï	Avoid the use of superlatives such as best, proven, worst, most, least, highest, lowest, always, and never;
ï	Clearly distinguish between facts and opinions;
ï	If you express a personal opinion that may not reflect the Adviser’s position, make it clear that your opinion may not be shared by the Adviser;
ï	Do not make forecasts about the Adviser’s anticipated performance;
ï	Only make forecasts about economic or market trends if you have a reasonable basis for such forecasts;
ï	All discussions, including those regarding general investment strategies, should be balanced by descriptions of any applicable risks or drawbacks; and
ï	Be aware of the financial sophistication of the information’s ultimate recipient.

Authorized Employees should be extremely careful when discussing any specific investment or issuer during an interview. If an Authorized Employee does engage in such discussions, he or she must disclose to the interviewer, as applicable:

ï	Any interest that the Authorized Employee, the Adviser or its affiliates have in securities of the issuer, as well as the nature of the interest (equity, debt, options, long or short positions, etc.);
ï

Whether the Authorized Employee, the Adviser, or its affiliates beneficially own more than 1% of the issuer’s voting securities (calculations should be based on the Adviser’s holdings as of the end of the most recent month, or as of the end of the second most recent month if fewer than 10 calendar days have passed since the end of the month);

7

APPENDIX G

ï	Any material conflict of interest involving the Authorized Employee, the Adviser or its affiliates and the issuer;
ï

The general valuation methods used to determine any price target discussed in the interview. The Authorized Employee must have a reasonable basis for any price targets that are presented, and must present the risks that a price target will not be achieved in a balanced manner;

ï	Whether the Authorized Employee or any member of his or her household serves as an officer, director or advisory board member of the issuer; and
ï	Whether the issuer has a business relationship with the Adviser.

During the interview, the Authorized Employee should request a copy of any media presentation that includes or references the interview. In general, television and radio broadcasts may be presented as transcripts or in the native format. Upon receipt, the media presentation should be provided to the CCO, which will maintain a copy in the same manner that an advertisement would be maintained. The CCO will review media presentations and associated documentation as necessary.

Interactions with Attorneys

If you are contacted about the Adviser by anyone claiming to be an attorney, including an attorney representing the Adviser, you should immediately refer the person to the CCO. Do not share information about the Adviser without the CCO’s prior approval.

Interactions with Government Officials

Inquiries from anybody claiming to be a government official should be immediately referred to the CCO. Do not share information about the Adviser without the CCO’s prior approval.

All employees are required to cooperate fully with the Adviser’s management in connection with any internal or independent investigation and any claims, actions, arbitrations, litigations, investigations or inquiries involving the Adviser. Employees are expected, if requested, to provide the Adviser with reasonable assistance, including, but not limited to, meeting or consulting with the Adviser and its representatives, reviewing documents, analyzing facts, or appearing or testifying as witnesses or interviewees.

The Adviser forbids payments of any kind by it, its employees, or any agent or other intermediary to any government official, self-regulatory official, or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of receiving favorable consideration.

Protection of Penserra Capital Management LLC’s Name

Employees should at all times be aware that the Adviser’s name, reputation and credibility are valuable assets that must be safeguarded from any potential misuse. Employees should exercise care to avoid the unauthorized or inappropriate use of the Adviser’s name.

Involvement in Litigation or Proceedings

Employees must advise the CCO immediately if they become involved in, or threatened with, litigation or an administrative investigation or proceeding of any kind, are subject to any judgment, order or arrest, or are contacted by any regulatory authority.

8

APPENDIX H

PENSERRA CAPITAL MANAGEMENT LLC

PROCEDURES TO PREVENT AND DETECT MISUSE OF MATERIAL NONPUBLIC INFORMATION

I.	Background

Section 204A of the Investment Advisers Act of 1940, as amended (“Advisers Act”), requires that investment advisers establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by the investment adviser of any person associated with the adviser.

II.	Policies and Procedures

The following policies and procedures cover (i) all employees, officers and members of Penserra Capital Management LLC (“Adviser”), (ii) other persons subject to the Adviser’s supervision (e.g., consultants), and (iii) other persons who from time to time come within the definition of “person associated with an investment adviser.”

Section 202(a)(17) of the Advisers Act defines “person associated with an investment adviser” as any partner, officer or director of such investment adviser (or any person performing similar functions), or any person directly or indirectly controlling or controlled by such investment adviser, including any employee of such investment adviser (excluding persons whose functions are purely clerical or ministerial).

These policies operate in conjunction with the ETF Trust and Penserra Capital Management LLC Code of Ethics. They neither supplement nor replace the Code of Ethics.

Insider Trading

The term “insider trading” is not specifically defined in the federal securities laws. Rather, the U.S. Securities and Exchange Commission (“SEC”) and the courts have developed theories of insider trading liability under the general antifraud provisions of Section 10(b) of the Securities Exchange Act of 1934 (“Exchange Act”) and Rule 10b-5 thereunder. Generally, the term insider trading is used to refer to the use of material nonpublic information to trade (or cause others to trade) in securities.

The SEC has adopted rules to address three specific issues arising in the context of insider trading: (i)     when insider trading liability arises in connection with a trader’s “use” or “knowing possession” of material nonpublic information (Rule 10b5-1); (ii) when the breach of a family or other non- business relationship may give rise to liability under the misappropriation theory of insider trading (Rule 10b5-2); and (iii) the selective disclosure by issuers of material nonpublic information (Regulation F-D, described below).

Rule 10b5-1: Trading “On the Basis Of” Material Nonpublic Information

Rule 10b5-1 under the Exchange Act addresses the issue of when insider trading liability arises in connection with a trader’s “use” or “knowing possession” of material nonpublic information.

APPENDIX H

Under the rule, a person trades “on the basis of” material nonpublic information when the person purchases or sells securities while aware of the fact that the information is material and nonpublic.

No employee, officer or member of the Adviser may trade (or cause another person to trade) in a security, either personally or on behalf of advisory clients or others, while in possession of material nonpublic information about the issuer of such security. Furthermore, no employee, officer or member of the Adviser may disseminate and/or trade (or cause another person to trade) on rumors about any specific issuer. If you have any doubt about whether you received information based on rumor or speculation, you should immediately contact the Chief Compliance Officer (“CCO”).

Rule 10b5-2: Duties of Trust or Confidence in Misappropriation Cases

Rule 10b5-2 under the Exchange Act addresses the issuer of when a breach of a family or other non-business relationship may give rise to liability under the misappropriation theory of insider trading. The rule sets forth three non-exclusive bases for determining that a duty of trust or confidence was owed by a person receiving the information. Specifically, a duty of trust or confidence exists when:

ï	A person agrees to maintain information in confidence;
ï

Two people have a history, pattern, or practice of sharing confidences such that the recipient of the information knows or reasonably should know that the person communicating the material nonpublic information expects that the recipient will maintain its confidentiality; or

ï	A person receives or obtains material nonpublic information from certain enumerated close family members (e.g., spouse, parents, children, and siblings).

No employee, officer or member of the Adviser may trade on the basis of material nonpublic information.

Material Information

“Material Information” includes any information, whether originating externally or within the Adviser, that a reasonable investor would consider important in making an investment decision, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Common examples of information that may be regarded as material include, by way of example only and without limitation:

ï	A projection by the company’s officers of future earnings or losses different from market expectations;
ï	A pending or proposed merger, acquisition or tender offer;
ï	A significant sale of assets or the disposition of a subsidiary;
ï	Changes in dividend policies or the declaration of a stock split;
ï	Significant changes in senior management; or
ï	An impending upgrade or downgrade of a security by a rating agency or a securities firm (including any affiliate of the Adviser).

2

APPENDIX H

Note that the intention to purchase or sell a security on behalf of a client account may constitute material information. In any event, such information is confidential and may not be shared with anyone outside the Adviser (see Appendix B: Privacy Protection and the Prevention of Identity Theft Policy and Procedures).

Nonpublic Information

Information is nonpublic until it has been effectively communicated to the market place and is available to the general public. Information is generally regarded as nonpublic until it has been broadly disseminated, such as (for example and without limitation) by means of a press release carried over a major news service, a major news publication, a research report or publication, a public filing made with a regulatory agency, materials sent to shareholders or potential investors such as a proxy statement or prospectus, or materials available from public disclosure services.

You are generally required to safeguard the confidentiality of any nonpublic information that may be in our possession and to ensure that such information is not used improperly or in a manner inconsistent with the specific purpose for which it was created or obtained. You may disclose nonpublic information only to persons within the Adviser who have a valid business reason for having such information (i.e., those who need to know it to serve the Adviser or its clients) and can be expected not to misuse it.

You must notify the CCO immediately if you believe you have obtained any material nonpublic information about any public company.

If you have any doubt as to whether the information you possess is material or nonpublic, you should treat the information as though it were material and nonpublic and contact the CCO for further guidance. Except as expressly advised by the CCO, you may not communicate the information to anyone else, or buy or sell (or recommend, advise or solicit the purchase or sale), for any account (including, without limitation, any securities account (whether held at a broker-dealer, transfer agent, investment advisory firm, or other financial services firm) in which you have a beneficial interest or over which you have investment discretion or other control or influence), a security (or derivative) to which any such information relates.

Penalties for trading based on material nonpublic information, or communicating such information, can be severe for individuals involved as well as their employers. Violation of these policies will result in serious sanctions by the Adviser, including possibly dismissal of the persons involved.

Regulation F-D

Regulation F-D (“Fair Disclosure”) provides, in general, that when issuers of securities release material information that was previously nonpublic, they must assure the information is made accessible to all potential investors. Where there is inadvertent limited disclosure, issuers must assure that full disclosure follows promptly upon discovery of the inadvertent limited disclosure.

3

APPENDIX H

As an employee, officer or member of the Adviser, keep in mind the following:

ï

If you receive any information from an issuer and have any concern that the issuer may not have complied with Regulation F-D in releasing the information, you should contact the CCO prior to trading in that issuer’s security.

ï

Regulation F-D in some cases allows the use of confidentiality agreements, so that information may be released on a limited basis to parties in a relationship of trust. Under such agreements, there can be no trading activity in the issuer’s securities until the information in question has been fully disclosed. If you believe that such an agreement is necessary in a particular situation, you must contact the CCO and obtain permission and guidance before entering into the agreement.

Proxy Voting

Since the manner in which the Adviser or, if the sub-adviser votes proxies, a sub-adviser exercises voting rights on behalf of its clients may be considered material nonpublic information, employees may not disclose the Adviser’s or the sub-adviser’s actual vote (until voting results are made public) or the Adviser’s or sub-adviser’s voting intentions to any third party (except electronically to regulatory agencies) including, but not limited to, proxy solicitors, non-clients, and the media. The Adviser or sub-adviser may communicate with other investors regarding a specific proposal but will not disclose its vote until such time as the subject issuer has publicly disclosed the voting results. The Adviser does not expect to vote proxies.

Prevention of Insider Trading

The CCO has primary responsibility for implementing, maintaining and enforcing these policies. The CCO and/or the CCO’s designee will:

ï	provide educational programs to familiarize employees, officers and members of the Adviser with these policies and address any questions arising under these policies;
ï	resolve questions as to whether information received by an employee, officer or member is material and nonpublic.

If it has been determined that an employee, officer or member of the Adviser is in possession of material nonpublic information, the CCO or the CCO’s designee will:

ï	implement measures to prevent dissemination of such information; and
ï	if necessary, restrict trading of the securities in question.

Detection of Insider Trading

To detect potential insider trading, the CCO and/or the CCO’s designee will review personal trading documentation supplied for each officer, member and employee pursuant to the Code of Ethics. This review entails reconciling employee trading activity with Adviser activity and searching for suspicious trades or trading patterns.

Special Reports to Management

Promptly upon learning of a potential violation of these policies, the CCO will prepare a written report to senior management of the Adviser providing full details and recommendations for further action.

4

APPENDIX I

PENSERRA CAPITAL MANAGEMENT LLC

BUSINESS CONTINUITY PLAN

Introduction

Covered Entitles

This Business Continuity Plan (the “BCP”) is to provide Penserra Capital Management LLC (“Penserra”), with the procedures to implement and follow in the event a business interruption in its primary place of operations. The attached Exhibit A provides a list of those products issued and trading in the secondary by Penserra and the regulatory areas that govern them.

Objectives

The primary objective of this BCP is, in the event of a business interruption, to (a) minimize the impact of the interruption; (b) sustain a minimally acceptable level of service for an extended period of time; and (c) return to normal business activities as quickly as possible (the implementation of the foregoing, referred to as a “Disaster Recovery Operation”).

It is very important that each employee understands and can perform their duties if Penserra should suffer a business interruption at its primary place of operations. Therefore, all employees are required to read this BCP and be familiar with their responsibilities and assignments. Employees need to keep this BCP at a readily available place outside the office. To support this BCP, we will maintain written and well-documented operational policies and procedures that define acceptable processes, such as alternative facilities, backup of data files, server configurations, and workstation configurations. We will also maintain current inventory lists, software license information or contact lists, as supporting documentation to this BCP.

This BCP will address our response in the event of any loss of our primary place of operations:

ï	Physical facilities
ï	Operational Capabilities; and/or
ï	Key Personnel.

Responsibilities

The Emergency Response Team (the “ERT”) is collectively responsible for serving as a primary resource in furtherance of this BCP. In the event of a Disaster Recovery Operation, or at such other times as the ERT Leader may request from time-to-time, ERT members may be required to carry out the responsibilities delegated by the ERT Leader. Each member of the ERT and any standing responsibilities are listed on Exhibit B of this BCP.

The Emergency Response ERT Leader is responsible for:

(a)	updating all areas of this BCP, as needed (except for contact information);

APPENDIX I

(b)

(i) Specifically designating certain information in the BCP as restricted and subject to limited distribution due to its sensitive nature, (ii) identifying the ERT Members or others that may need access to all or part of such information, and (iii) disclosing the location of or means by which such information can be accessed;

(c)	overseeing the routine responsibilities of the ERT Administrator; and

(d)	coordinating a Disaster Recovery Operation, if necessary. The ERT Leader is identified on Exhibit B.

The Emergency Response ERT Administrator is responsible for:

(a)	updating this BCP as directed by the ERT Leader;

(b)	maintaining the contact information set forth on the attached exhibits;

(c)	disseminating the BCP to all employees, as it is updated and collecting from each employee an appropriate acknowledgement; and

(d)

distributing an updated employee directory to each member of the ERT so that employees may be contacted during the implementation of any part of this BCP. The ERT Administrator is set forth in Exhibit B.

Other ERT members are respectively responsible for the specific areas of this BCP as identified herein. ERT members are additionally responsible for carrying out other aspects of this BCP as directed by the ERT Leader.

Each employee shall maintain a copy of this BCP in their office and at their home. Additionally, employees may be called upon to serve on the ERT or to take action under this BCP, as situations may arise.

Plan Overview

Purpose The purpose of the Penserra BCP is to document the key processes and interdependencies required for recovery of critical business operations in case of an adverse event affecting Penserra business. The key processes and interdependencies will be documented in a common repository.

Objective Ensure Penserra is prepared to resume key business operations in the event of an unforeseen business disruption.

Scope The scope of this plan covers the following disaster scenario: a “total outage” of building housing Penserra primary business operations. A total outage is defined as a location being inaccessible and inoperable (including vital business processes and the technology, infrastructure, voice and data network systems, applications, etc. that support such processes).

Assumptions The BCP strategies were developed based on basic assumptions. Assumptions include:

ï	Travel to the recovery site(s) has not been impeded by the disaster situation.
ï	Authorized individuals are available to determine and communicate a disaster declaration.

APPENDIX I

ï	Activation of the BCP will be determined by the Penserra ERT.
ï	The Penserra ERT will have specific activation guidelines to notify employees and mobilize teams for recovery of departments.
ï	All individuals having responsibility in executing the BCP have been educated on their roles, responsibilities and procedures and have received and reviewed the current BCP.
ï	Designated employees and service providers are available to relocate to the work area recovery site or within necessary time frames to perform their recovery responsibilities.
ï	Plans for recovery of IT systems and processes are detailed.
ï	IT Systems will be operational in the event the following building(s)/location(s) experience an outage:

75 Broad Street, 10th Floor New York NY 10004

4 Orinda Way, Suite 100-A Orinda CA 94563

241 56th Street Des Moines, IA 50312

ï	The Business Continuity and IT Disaster Recovery plans are periodically exercised and maintained.

Physical Facilities

In the event that we are prevented from accessing our primary office(s) or using vital equipment we will take steps to ensure that the performance of our services remains, to the best of our abilities, uninterrupted. We may be prevented from accessing our office(s) or using vital equipment (collectively, “physical facilities”) due to events such as fire, explosion, evacuation, flood, inclement weather, full or partial loss of power, vandalism, theft, or sabotage, among others.

Notification of disaster

The first employee to determine that there is an apparent loss of our physical facilities should attempt to perform an immediate assessment and, to the extent necessary, contact emergency services. Immediately thereafter, that employee should call a member of the ERT in the order in which they are listed on Exhibit B to this BCP. The employee shall continue to attempt to contact a member of the ERT until they speak with someone able to give the staff instructions consistent with this BCP.

The first ERT member advised of a disaster shall be appointed as the ERT Leader on an interim basis until such time as they are relieved of their duties by the actual ERT Leader. The acting ERT Leader shall contact all other members of the ERT to notify them that a loss has occurred and that a Disaster Recovery Operation is underway.

If, for any reason, an employee is unable to reach at least one member of the ERT, they should contact the Auxiliary Disaster Response Coordinator listed on Exhibit B. The Auxiliary Disaster Response Coordinator has agreed to serve as our contact clearinghouse in the event that we are unable to contact any member of the ERT and use their best efforts in carrying out their duties to implement this BCP. The Auxiliary Disaster Response Coordinator shall then serve as the acting ERT Leader until such time as another member of the ERT is appointed to serve in that capacity.

APPENDIX I

Implementation of the disaster recovery operation

The acting ERT Leader shall attempt to contact each employee to advise them that a Disaster Recovery Operation is underway. Alternatively, the acting ERT Leader may delegate the responsibility to other members of the ERT. Employees should be advised of a time and location to report.

If employees have not been contacted with instructions, they should attempt to contact a member of the ERT, as set forth on Exhibit B. If no member of the ERT is available, employees should contact the Auxiliary Disaster Coordinator. Unless directed otherwise, employees should report to the office where the regularly work. If reporting to your regular office is impractical or dangerous under the circumstances, employees should immediately report to our primary Contingent Office Facility listed on Exhibit C of this BCP for further instructions.

Operational Capabilities

We are committed to protecting the firm against any loss of operational capabilities. We are primarily concerned about any loss of our:

1.	Data and information resources
2.	Communications capability
3.	Utility services
4.	Ability to receive essential services provided by vendors and service providers; and
5.	Financial resources

Data and information resources

We will back up the computer data that we deem necessary on a regular basis to ensure availability of that data in the event of a systems failure. We will thereafter maintain backup copies of that data at an off-site location.

We may identify certain documents that we maintain in hard copy as “mission critical” on Exhibit D. These documents shall be copied and stored in an off-site facility. Depending upon the frequency of changes to these documents, we will take steps to ensure that off-site copies of these mission critical documents remain as up-to-date as is reasonably possible.

Once a non-routine loss of data or information resources is detected by any employee, it should be immediately reported to the Emergency Response ERT Data Coordinator as set forth on Exhibit B. If the ERT Data Coordinator is unavailable, employees should report the loss or interruption to another available member of the ERT who shall serve as acting ERT Data Coordinator until the actual ERT Data Coordinator can be apprised of the situation. The ERT Data Coordinator will assess the loss of data and information resources and report their assessment to the ERT Leader. Due to the immeasurable number of circumstances that must be considered in the event of a loss, the ERT Leader will assess the situation, consult with appropriate personnel, and take appropriate action, including making a determination to initiate a Disaster Recovery Operation. In the event that the ERT Leader declares a Disaster Recovery Operation is underway, the ERT Data Coordinator will direct the data restoration procedures set forth on Exhibit D at the location determined by the ERT Leader.

APPENDIX I

Our computer resources are protected by a unique password furnished to each employee. Employees are prohibited from sharing their password with anyone, including other employees. A description of the measures we undertake to protect our data and information resources are set forth on Exhibit D.

Our offices remain open during normal business hours on days on which the New York Stock Exchange is open for equity trading. During that time, all data and information is monitored by employees and accessed only on a need to know basis. Outside of business hours, we lock all doors to our offices to ensure that only authorized personnel have access after-hours. Our privacy policies and procedures describe additional steps that we have taken to safeguard sensitive information.

We will immediately request the return of all access devices (i.e. keys, cards, mobile communication devices, etc.) from employees who have been terminated or otherwise separated from the firm. To the extent that we are unsuccessful at securing the return of these devices, we will take reasonable steps to change the device which may include locks, passwords or other forms of authentication.

Communication Capabilities

Communicating by telephone (including via facsimile) is critical to our ongoing business operations. Any failure of our telephones presents a business interruption that must be dealt with immediately. Exhibit E of this BCP sets forth both short-term and intermediate-term contingency plans in the event we are unable to communicate by our primary telephone facilities. The vendors required for us to effectively use our telephones along with our contingency plans are set forth on Exhibit F.

We use the internet and email as an integral part of our operations. However, many of the functions ordinarily performed over the internet and by email can be temporarily performed by telephone, if available. Exhibit E of this BCP sets forth both short-term and intermediate-term contingency plans in the event we are unable to use the internet and/or email via our standard means. The vendors required for us to use the internet or email along with our contingency plans are set forth on Exhibit F.

Utility service

We rely upon several utilities to deliver resources essential to our successful operation. Any failure of our utilities presents a business interruption that must be dealt with immediately. We have identified our utility providers on Exhibit F to this BCP. Except for routine service interruptions, any failure by one of our essential service providers should be reported to the ERT Leader. There are an immeasurable number of circumstances that should be considered in the event of an interruption such as its geographic scope, its estimated duration, and our ability to conduct operations despite the interruption. Therefore, the ERT Leader will assess the situation, consult with appropriate personnel, and take action as appropriate under the circumstances.

APPENDIX I

Other essential service providers

There are several other service providers whom we deem essential to the successful operation of this firm. We have identified these service providers on Exhibit G to this BCP. Except for routine service interruptions, any failure by one of our essential service providers should be reported to the ERT Leader. Due to the immeasurable amount of circumstances that should be considered in the event of an interruption, the ERT Leader will assess the situation, consult with appropriate personnel, and take action as appropriate under the circumstances.

Two service providers in particular represent the most essential providers for daily activity, these are Newport and Bloomberg. The firm has identified and constructed a back-up plan in the case of a failure or outage by these providers. In the case of a Newport outage the firm has devices an excel spreadsheet in which orders could be easily populated and sent to the chosen broker rather than via FIX connection from the order management system. In the case of a Bloomberg outage, the firm would be required to conduct reconciliation and analysis manually in excel. The firm would take in fund holdings directly from the fund accountants and index files directly from the index providers. The firm would have access to sufficient pricing and corporate action information from the accounting and index files to complete the necessary analysis.

Certain essential service providers must be contacted immediately in the event of a Disaster Recovery Operation. Once a Disaster Recovery Operation is underway, the Emergency Response ERT Service Provider Liaison will ensure that each of the firm’s essential service providers that may be affected by a loss or interruption, are notified. Essential service providers will be provided with sufficient information to continue to conduct business with us on an interim basis until we are able to resume normal business operations.

Financial Resources

We shall maintain a close watch on all of our financial accounts by monitoring them on an ongoing basis. On at least a monthly basis, we reconcile each account to ensure that there are no financial resources which are unaccounted for. We have identified each of our financial accounts on Exhibit H to this BCP.

We shall maintain insurance coverage as we deem necessary to protect the firm under certain circumstances. To the extent that any portion of our business is covered by insurance, it shall be referenced in Exhibit H.

We have appointed a Financial Coordinator to the Emergency Response ERT as set forth on Exhibit B. The ERT Financial Coordinator shall be vested with the authority to conduct day-to- day financial affairs of the firm including check-writing authority. In the event of a Disaster Recovery Operation, the ERT Financial Coordinator shall coordinate the use of cash reserves and available lines of credit to fund the Disaster Recovery Operation. Additionally, the ERT Financial Coordinator shall facilitate notification and use of any protections provided by insurance. The financial resources available to the ERT Financial Coordinator are referenced in Exhibit H. The ERT financial Coordinator shall not, under any circumstances or for any period of time, use any client funds or securities for our operations.

APPENDIX I

Key Personnel

While every one of our employees is important to us, we recognize that certain individuals are “key personnel” for purposes of the ongoing business interests of this firm. In the event of an unforeseen loss of any of our key personnel, we must ensure that the objectives of this BCP, and therefore, our fiduciary duty to our clients, are met. Specifically, we must: (a) minimize the impact of the interruption; (b) sustain a minimally acceptable level of service for an extended period of time; and (c) return to normal business activities as quickly as possible.

Our key personnel have been identified on Exhibit I to this BCP. Each of our key personnel has been assigned an interim successor to cover their position on an immediate and temporary basis in the event of loss. Additionally, we have taken steps independent of this BCP to ensure our long- term continuity after the loss of one of our key personnel. These additional steps have been documented in Exhibit I to this BCP.

To make certain that all employees have accurate and relevant information regarding the loss and succession of any key personnel, the ERT Leader shall be responsible for informing our employees of any situation if we deem it necessary. Employees will generally be advised of the personnel loss and the interim successor that will be covering their responsibilities on an immediate and temporary basis.

General Matters

Distribution

This BCP and each revision will be distributed to all employees. Upon receipt of a revised BCP, employees should destroy any prior versions in their possession. Initially and annually, all employees will acknowledge their receipt and understanding of the BCP and agree to abide by the BCP and participate in its facilitation to the extent requested by the Emergency Response ERT Leader.

Training

Each employee will be provided with adequate training about this BCP. Training will be provided initially and, thereafter, at least every six months in a method directed by the ERT.

External communications

Once a Disaster Recovery Operation is underway, the Emergency Response ERT Client Liaison, as set forth on Exhibit B, will ensure that each of the firm’s clients (if any) that may be affected by a loss or interruption are contacted. Clients will be provided with sufficient information to allay their concerns, and to the extent necessary, continue to conduct business with us on an interim basis until we are able to resume normal business operation.

To the extent necessary, the Emergency Response ERT Regulatory Liaison, as set forth on Exhibit B, shall contact each of the regulators (including self-regulatory organizations) with which we maintain registrations, licenses, notice filings, and/or membership to advise them of the Disaster

APPENDIX I

Recovery Operation. Additionally, where necessary, the ERT Regulatory Liaison should immediately arrange to amend any regulatory filings or documents that need to reflect these material changes, and file any such documents with any appropriate regulators.

Authorization

Members of the Emergency Response ERT and their designees shall be granted the appropriate authority to direct and instruct the vendors and service providers as necessary to ensure the continued use or restoration of our operational capabilities. Such authority may be in the firm of a limited power-of-attorney or other written authorization.

Expenses

We shall reimburse our employees for all expenses incurred when taking any reasonable actions in connection with this BCP. Employees are required to maintain records of each expense along with the business justification and submit them to us in a timely manner once normal operations have resumed.

Third Party Delegation

We may delegate to a non-affiliated third party vendor, the responsibility to implement certain portions of this BCP. We will ensure that any third party’s responsibilities will be consistent with this BCP, and/or any other applicable policies and procedures. In all cases, however, the ultimate responsibility for implementation of this BCP lies with the Emergency Response ERT.

Recordkeeping

We will maintain the following documents under this BCP along with our books and records:

1.	A copy of each version of this BCP, as adopted;
2.	A copy of any supporting documents required for implementation of this BCP including, but not limited to, all exhibits as amended or executed; and
3.	A copy of any documentation created as a result of the implementation of any part of this BCP (i.e. Disaster Recovery Operation).

APPENDIX I

BCP Evaluation and Periodic Testing

This BCP shall be maintained by the ERT Leader in conjunction with the ERT Administrator. This BCP is intended to serve as a living document and should be reviewed periodically and revised as necessary to address changes in our business circumstances otherwise material to our business. Such review should be performed as necessary but in no event less than annually. At least annually, the Emergency Response ERT shall meet and review thus BCP to ensure that it continues to meet its objectives.

On a periodic basis, but at least prior to each annual meeting of the ERT, the ERT Leader must identify areas of the BCP that pose potential vulnerabilities to the firm and conduct testing in these selected areas. Subsequent to the testing period, the ERT Leader shall prepare a report describing the areas that were tested and the results of the tests. This report shall be presented to the ERT on or before each annual meeting of the ERT.

During its annual meeting, the ERT shall make recommendations to the ERT Leader on proposed updates and revisions to the BCP. The ERT Leader shall perform a formal review of the BCP and integrate any necessary revisions and updates based upon prior testing, the recommendations of the ERT and the formal review. From time to time, the ERT Leader may make other changes to the BCP where appropriate.

Disclosures

A general description of the protections contemplated by this BCP may be made available to clients and other interested parties solely at our discretion. Due to the sensitive nature of specific information contained in this BCP, however, it shall be disclosed as we deem necessary to our employees, attorneys, regulators, and such other parties who are subject to a duty of confidentiality, whether by contract, regulation, or professional code of conduct.

Exceptions

We may choose to deviate from the actions prescribed in this BCP in certain situations such as:

(1)	where such actions would be impractical given unforeseen circumstances;
(2)	where we deem that another action would be more favorable to the best interests of our clients;
(3)	where the prescribed action would place the personal safety of our employees at risk;
(4)	where the prescribed action would cause us to violate permanent or temporary laws, rules, regulations, or orders that apply to us; and/or
(5)

any situation where, in our sole judgment, the prescribed action would not be in our clients’ best interest. In situations where we deviate from the actions prescribed in this BCP, the ERT Administrator will document the deviation and include the reason. This documentation will be presented to the ERT at their next meeting so they may determine if the deviation was a limited circumstance or if this BCP should be revised to accommodate the deviation in the future.

APPENDIX I

Inquiries

Any questions regarding this BCP should be directed to the ERT Leader, or any individual they may designate to respond to such inquiries.

Key Personnel

The firm has determined two key individuals in which immediate succession plans would need to be implemented should those individuals become incapacitated or become immediately unavailable to the firm. Those individuals are Dustin Lewellyn, Chief Investment Officer, and Anthony Castelli, Chief Compliance Officer. Should those key individuals become unavailable the named interim successor would take over that individual’s duties as the Board would meet to determine long term planning.

Key Personnel	Interim Successor
Dustin Lewellyn	Ernesto Tong
Anthony Castelli	George Madrigal

APPENDIX I

Exhibit A – Outstanding Trading Products

Product Name	Symbol	SEC Filing Status
Emerging Markets Internet and Commerce	EMQQ	1940 Act
Master Income ETF	HIPS	1940 Act
Gavekal Knowledge Leaders DM	KLDW	1940 Act
Innovator IBD 50	FFTY	1940 Act
Amplify Online Retail	IBUY	1940 Act
Aptus Behavioral Momentum	BEMO	1940 Act
Purefunds ISE Cyber Security	HACK	1940 Act
BlueStar TA-BIGITech Israel Technology ETF	ITEQ	1940 Act
Tierra XP Latam Real Estate	LARE	1940 Act
Amplify YieldShares Prime 5 Dividend ETF	PFV	1940 Act
Amplify YieldShares CWP Dividend and Option Income ETF	DIVO	1940 Act

APPENDIX I

Exhibit B – Emergency Response Team

ERT Task Checklist

This report details the people and subtask assignments made to teams within plan. Contact information is provided for each of the individuals assigned to a team position.

Point of Contact (BC POC) List:

BC POC	Main Phone	Alternate Phone	Work Email

Dustin Lewellyn	916-730-2065		dustin.lewellyn@penserra.com

BC POC Backup	Main Phone	Alternate Phone	Work Email

George Madrigal	925-594-5001	415-717-9276	george.madrigal@penserra.com

General Recovery Tasks:

Upon notification by the Crisis Management Team (“CMT”), instruct critical staff to;

ï	Relocate to the Recovery Site, if possible, and find the designated work area.

ï	Contact critical 3rd parties (vendors, regulatory agencies, etc.). Inform them of the event and provide current location, contact information, and changes in operations as necessary.

ï	When finished, inform the CMT that the 3rd parties have been contacted.

ï

Determine the availability of all other team members within the department. Once all team members have been accounted for, a team meeting will be held to discuss mental/physical ability to commence work (the BC POC will determine which staff have not been impacted by the incident and are best suited to begin work).

ï	Discuss priorities and assign tasks and identify any additional employees who can work

     Dustin Lewellyn     –     Emergency Response Team Leader

George Madrigal     –     Emergency Response Team Administrator

APPENDIX I

Exhibit C – Contingent Office Facility

Primary Backup Facility:

Penserra Backup Office Facility

4 Orinda Way Suite 100A Orinda, CA 94563

Remote Backup Capabilities:

Penserra employees have been set-up with computer laptops as well as desktop computers. This provides remote flexibility as many, if not all, operational functions are internet based and can be performed anywhere there is internet access.

The phone system is VOIP (Voice-Over-Internet Protocol) and third-party hosted. This allows phones to be remotely hardwired where there is internet access. Once hardwired into an internet connection, the phone searches out for the host system and connects as if in the primary office. Also, mobile phones numbers are listed for all employees and those numbers can send and receive calls almost anywhere, and in some instances provide tethered or hot-spot access to the internet.

APPENDIX I

Exhibit D – Mission Critical Documents

1.	Banking records and statements

2.	Insurance policies; Workers Compensation, General Business Liability, Health, E&O/D&O and Fidelity Bond

3.	Vendor Contact information

It should be noted that many of these documents have been backed by scanning them and saving them as PDF files. These soft-copies are stored on a mass storage device off-site after business hours.

APPENDIX I

Exhibit E - If phones are down

Short-term

1.	Attempt to contact team leader or other team members using personal mobile phones.
2.	Attempt to contact team leader or team members using email or text message.
3.	If Primary facility is not open or is not safely reachable, await contact from team leader via above channels.
4.

The phone system is VOIP (Voice-over-Internet Protocol) and third-party hosted and allows phones to be remotely hardwired where there is internet access. Once hardwired into the internet, the phone searches out for the host system and connects as if in the primary office. If the phone can be removed from the office, employ the above remote connection feature.

Medium-term

1.	If primary facility is open for business and safely reachable, but communications are down, use your best judgment to report to the office or to await contact from the team leader or designee.
2.

If backup facility was designated to be used, and is safely reachable, but communication is not available, use your best judgment to report to the backup facility or await contact from the team leader or designee.

5.	As noted above, the phone system is VOIP and allows phones to be remotely hardwired where there is internet access and connects as if in the primary office. If the phone can be removed from the office, employ the above remote connection feature.

APPENDIX I

Exhibit F – Utility Providers

140 Broadway LLC (NY) 212-943-1500

Skepter Developement LLC (CA) 925-969-1936 Time Warner Cable (NY) 704-945-8333

Windstream Communications (NY/CA) 925-956-4988 Neighborhood Computing (NY/CA) 925-377-5257 Mid American Energy (IA) 888-427-5632

Mediacom (IA) 855-633-4226

WEBSITE

www.penserra.com

APPENDIX I

Exhibit G – Key Service Providers

Custodian, Accounting, Distributor:

Contact Information
Name	Role	Phone	Email

Exchange Traded Concepts, LLC
10900 Hefner Pointe Drive, Suite 207 Oklahoma City OK 73120
Garrett Stevens	CEO	405.778.8374	garrett@exchangetradedconcepts.com
Jay Baker	Cap Mkts	405.778.8377	Jay@exchangetradedconcepts.com
Exchange Traded Funds Managers Group (ETFMG)
30 Maple Street #2 Summit NJ 07901
Sam Masucci	CEO	908 897 0510	sam@etfmg.com
Barney Karol	President	908 897 0525	barney@etfmg.com
Amplify
310 S Hale Street Wheaton IL 60187
Christian Magoon	CEO	630 207 3646	cmagoon@amplifyetfs.com
John Phillips	COO	630 464 7600	jphillips@amplifyetfs.com
Innovator
325 Chestnut Street, Suite 512 Philadelphia PA 19106
David Jacovini	CEO	215 979 3754	djacovini@innovatorfunds.com
Michael Gries	CCO	215 979 3750	mgries@innovatorfunds.com
Aptus Capital Advisors
407 Johnson Ave. Fairhope AL 36532
JD Gardner	CEO	251 517 7198	jdgardner@aptuscapitaladvisors.com
John Goldsberry			johngoldsberry@aptuscapitaladvisors.com
SEI:
One Freedom Valley Drive; Oaks, PA 19456
Chris Rebman	Account Manager - lead	610.676.3807	crebman@seic.com

APPENDIX I

LJ Robinson	Fund Accounting, Manager	610.676.1351	lrobinson@seic.com
Jason McGhin	SEI Distribution Co.	610.676.3806	jmcghin@seic.com
Brown Brothers Harriman
50 Post Office Square, Boston MA 02110
Ryan Sullivan	Relationship Management	617-772-6905	ryan.sullivan@bbh.com
Kelsey Payne	Custody	617-772-6346	kelsey.payne@bbh.com
US Bank
Minneapolis, Milwaukee, St. Louis, Columbus
Sean Conley	ETF Specialist	614 232 8062	Sean.conley@usbank.com
Mutual Fund
Kyle Gaffaney	- GLOBAL	651-466-5948	kyle.gaffaney@usbank.com
Custody
Fund
Dave Sorenson	Accounting Manager	414 287 3697

BNY Mellon
2 Hanson Pl, 9th Floor Brooklyn NY 11217
John Striano	Client Service	718 315 4091	John.striano@bnymellon.com

Newport (Instinet)
309 West 49th Street New York, NY 10019
Sean Conk	Client Service	212-310-7464	newportoms@instinet.com
Bloomberg
3 Pier, Suite 101 San Francisco, CA 94111
Barry Layton	Client Service	415-617-7213	blaytonjr@bloomberg.net

APPENDIX I

Exhibit H – Banking and Insurance

BANK ACCOUNT:

Entity	Institution	Type of Account	Account Number

First Republic Bank		Checking	******
INSURANCE POLICIES:

Entity		Type of Insurance	Policy Number

Scottsdale Insurance Company		Errors & Omission	FNS0003845-NY-09-01

Continental Insurance Company		ERISA	596386059

AIG		Fidelity	015200291

Hanover Insurance Company		General Liability	#OBF D086664 00

APPENDIX I

Exhibit I – Key Penserra Personnel

Penserra Capital Management LLC	www.Penserra.com	Main Dial-In
Name	Non-Work Email	Cell

Castelli, Anthony*	Acastelli01@gmail.com	718-541-0228

Lewellyn, Dustin*	dlewellyn@yahoo.com	916-730-2065

Madrigal, George*	George.madrigal@yahoo.com	415-717-9276
Tong, Ernesto		415-867-0725
Desai, Anand		408-655-9749

* Member of Emergency Response team.

Conference Call-In : Conference Dial-in Number: (415) 363-6338; (646) 558- 6338 Participant Access Code: 6597610#

APPENDIX J

PENSERRA CAPITAL MANAGEMENT LLC

BOOKS AND RECORDS POLICY

I.	Background

Rule 204-2 under the Advisers Act requires investment advisers to maintain certain books and records listed in the attached Required Books and Records table. Investment advisers should also establish policies and procedures governing:

ï	The accurate creation of books and records;

ï	Any appropriate limitations on the availability of certain books and records to certain employees and outside entities; and

ï	The proper disposal of books and records that need not be maintained for business or regulatory compliance purposes.

The accurate creation and proper maintenance and use of books and records are an important foundation of any investment adviser’s operations and compliance with applicable Federal Securities Laws.

Record retention policies and procedures should be tailored to reflect an adviser’s size and operations. Furthermore, any record retention program should be periodically reevaluated, particularly following significant regulatory, operational, or technological changes. Record retention program reviews should evaluate, among other things:

ï	The effectiveness of the current record retention program;

ï	Whether the use of electronic and/or hard-copy storage media are meeting the adviser’s needs;

ï	Employees’ awareness of, and compliance with, the adviser’s record retention program;

ï	Whether the adviser’s current practices are accurately reflected in its written policies and procedures;

ï	Whether the creation, maintenance, and confidentiality of certain books and records poses particular compliance or business risks for the adviser; and

ï	Whether the adviser has devoted appropriate amounts of resources to meet its record retention needs.

Employees should be aware that all of the records of a registered investment adviser can be subject to review by SEC examiners, irrespective of whether the records are required to be retained pursuant to Rule 204-2. Employees should be aware that the SEC’s examination authority includes emails and other electronic communications that relate to a registered investment adviser’s business activities, as well as emails and other electronic communications that are sent or received on the adviser’s computer systems.

APPENDIX J

II.	Policies and Procedures

Books and records required by Rule 204-2 under the Advisers Act will be maintained for at least six years from the date that the record was created or last altered, whichever is more recent.1 Some records’ retention periods run from the date the performance reporting they support is used. As a result, information supporting Penserra Capital Management LLC’s (the “Adviser”) track record should be retained for as long as the Adviser presents its track record, plus the required period after the last time it is used. Required records will be kept onsite for at least two years after they are created or last altered, and will be organized to permit easy location, access, and retrieval.

Employees may only remove records from the Adviser’s offices with the Chief Compliance Officer’s (“CCO”) approval.

All employees must be familiar with, and abide by, the Adviser’s record retention policies and procedures. The CCO is responsible for overseeing the Adviser’s record retention program. Any questions about the Adviser’s policies and procedures should be directed to the CCO.

Electronic Record Retention

The Adviser (or other entity maintaining a portion of the Adviser’s books and records) may maintain and preserve required records electronically so long as:

ï	The records are arranged or indexed in a way that permits easy location, access, and retrieval of any particular record;

ï	A duplicate copy of each electronic record is stored separately, either in electronic or hard copy format; and

ï	Upon request, the Adviser can promptly provide the SEC with:

o	A legible, true, and complete copy of the record in the format in which it is stored;

o	A legible, true, and complete printout of the record; and

o	The means to access, view, and print the records from the format in which they are stored.

If the Adviser converts hard copy documents into an electronic format for storage purposes, the Adviser will test to ensure that, upon conversion, the electronic documents are complete, true, legible, and retrievable.

1	Certain required records must be kept for longer periods of time, as shown in the attached Required Books and Records table.

2

APPENDIX J

Records Warehousing

Records may be moved from the Adviser’s (or a service provider’s, as applicable) offices to an offsite storage facility when the records are no longer regularly needed and when any required on- site retention period (as described in the attached Required Books and Records table) has elapsed. The Adviser (or a service provider, as applicable) stores backup tapes that are used to save copies of the Adviser’s electronic network files offsite. The CCO or the CCO’s designee is responsible for overseeing any offsite storage of the Adviser’s records.

Document Destruction

The CCO has the sole authority to permit the destruction of any required record. No required record will be destroyed before the required retention period has lapsed. Please see the Privacy Protection and the Prevention of Identity Theft Policy and Procedures, Exhibit B, for further information.

3

 APPENDIX J

Required Books and Records

Document		Required Retention Period[1]	Relevant Advisers Act Rule
Business Records
1	Partnership agreement and any amendments, certificate of formation and articles of incorporation, by-laws, charters, minute books, and stock certificate books.	Onsite until the termination of the entity, plus 3 years.	204-2(e)(2)
2

Copies or originals of all written agreements relating to the adviser’s business. Examples of such agreements include:

ï    Contracts with third-party vendors;

ï    Employment contracts; and

ï    Rental agreements and property leases.

		Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(10)
3	Books of original entry, including cash receipts and disbursements records, and any other records of original entry forming the basis of entries in any ledger.	Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(1)
4	General and auxiliary ledgers reflecting asset, liability, reserve, capital, income and expense accounts.		204-2(a)(2)
5	Bank account information, including checkbooks, bank statements, canceled checks and cash reconciliations.		204-2(a)(4)
6	Bills and statements (or copies thereof), paid or unpaid, relating to the business of the adviser.	Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(5)

1

Many required records must be kept for five years after the end of the fiscal year in which the record was created or last altered. In the interest of simplicity, and to prevent premature destruction, the retention period for these items has been stated as six years.

 APPENDIX J

Document		Required Retention Period[1]	Relevant Advisers Act Rule
7	Trial balances and financial statements, including the income statement and balance sheet, and any internal audit working papers.	Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(6)
Compliance and Internal Control Records
1	Compliance policies and procedures adopted pursuant to Rule 206(4)-7(a).	Onsite unless the policies and procedures have not been in effect for at least 6 years.	204-2(a)(17)(i)
2	Any records documenting the adviser’s periodic review of its compliance policies and procedures.	Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(17)(ii)
3	Originals of any written Client complaints, and copies of the adviser’s written responses.		204-2(a)(7) (generally)
Code of Ethics and Personal Trading Records
1	A copy of the adviser’s code of ethics currently in effect, or that was in effect at any time within the past six years.	Onsite unless the code of ethics not been in effect for at least 6 years.	204-2(a)(12)(i)
2	A record of any violation of the adviser’s code of ethics, and any action taken as a result of the violation.	Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(12)(ii)
3	A record of all written acknowledgements of receipt of the code of ethics for each person who is, or within the past six years was, a Supervised Person of the adviser.	Onsite unless the individual has not been a Supervised Person for at least 6 years.	204-2(a)(12)(iii)

2

 APPENDIX J

	Document	Required Retention Period[1]	Relevant Advisers Act Rule
4

A record of each report made by an Access Person regarding personal securities transactions and holdings and copies of associated account statements and trade confirmations provided by broker-dealers and custodians.

		Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(13)(i)
5	A record of the names of people who are, or within the past six years were, Access Persons of the investment adviser.	Onsite unless the individual has not been an Access Person for at least 6 years.	204-2(a)(13)(ii)
6	A record of any decision, and the reasons supporting the decision, to approve an Access Person’s investment in an IPO or Private Placement.	Onsite for at least 6 years after the approval is granted.	204-2(a)(13)(iii)
Communications and Client Relationship Records
1

Originals of all written communications received, and copies of all written communications sent, by the adviser relating to:

ï   Any recommendation or advice that was made or proposed;

ï   Any receipt, disbursement, or delivery of funds or Securities; and

ï   The placing or execution of any order to trade a Security.

The adviser need not retain unsolicited, generally- distributed communications (commonly known as “junk mail”), as long as the communications were not prepared by or for the adviser.

		Distributor’s offices for 2 years, easily accessible for 6 years total.	204-2(a)(7)
2

If applicable in the future, a copy of each Part 2 of Form ADV provided to any Client or prospect, as well as a record of the dates during which each version is used and a record of the dates that each brochure or brochure supplement was given to any client or prospective client.

204-2(a)(14)(i)

3

 APPENDIX J

	Document	Required Retention Period[1]	Relevant Advisers Act Rule
3

If applicable in the future, if the method used to compute managed assets for purposes of Item 4.E of Part 2A of Form ADV differs from the method used to compare regulatory assets under management in Item 5.F of Part 1A of Form ADV, the Adviser must retain documentation describing the method used for Item 4.E.

204-2(a)(14)(ii)
4

If applicable in the future, a memorandum describing any legal or disciplinary event listed on Part 2A or 2B of Form ADV that is presumed to be material, if the event is not disclosed in the Adviser’s Form ADV Part 2. The memorandum must explain the Adviser’s determination that the presumption of materiality is overcome.

204-2(a)(14)(iii)
5	A list of all accounts over which the adviser has discretionary authority.	Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(8)
6	Copies or originals of all powers of attorney or other documents granting the adviser discretionary authority.	Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(9)
7

Copies or originals of all written agreements between the adviser and any Client. Such agreements may include:

ï    Investment advisory contracts;

ï    Fee schedules;

ï    Clients’ investment objectives or restrictions; and

ï    Directed brokerage arrangements.

		Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(10)
Marketing and Performance Records

4

 APPENDIX J

Document	Required Retention Period[1]	Relevant Advisers Act Rule
1

A copy of each notice, advertisement, investment letter, or other communication that the adviser sends, directly or indirectly, to 10 or more people outside of the adviser.

If such communication recommends the purchase or sale of a specific Security but does not state the reasons for such recommendation, the adviser must retain a memorandum indicating the reasons for the recommendation.

An adviser that sends the advertisement to more than 10 people need not keep a record of the names and addresses of the recipients. However, if the advertisement was sent to people named on a list, the adviser must retain a description of the list and its source along with the advertisement.

Distributor’s offices for 2 years, easily accessible for 6 years total, measured from the time when the adviser stops distributing the advertisement, or its content in the case of backup material for performance on rate of return.

204-2(a)(11) and 204-2(a)(7)
2

All accounts, books, internal working papers, and any other records or documents necessary to form the basis for, or demonstrate the calculation of, any performance or rate of return figures presented in any communication sent directly or indirectly to 10 or more people outside of the adviser. Records relating to valuation, including Valuation Committee minutes and final memoranda documenting Valuation Committee decisions.

An adviser may satisfy its obligations under this rule by retaining all account statements reflected in the performance presentation and all working papers necessary to demonstrate the performance calculations, so long as the account statements reflect all debits, credits, and other transactions in a Client’s account for the period of the statement.

204-2(a)(16)

5

 APPENDIX J

Document		Required Retention Period[1]	Relevant Advisers Act Rule
Cash Solicitation Records (IF APPLICABLE IN THE FUTURE)
1

If applicable in the future, copies of each solicitor’s separate disclosure document and originals of each solicited Client’s acknowledgement of receipt of the solicitor’s disclosure document and Part 2 of the adviser’s Form ADV.

		Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(15)
2	If applicable in the future, copies of all written agreements between the adviser and any solicitors, as required by Rule 206(4)-3.		204-2(a)(10)
Records Relating to Political Contributions
1	The names, titles and business and residence addresses of all “covered associates” of the investment adviser (as defined by Rule 206(4)-5).	Onsite for 2 years and easily accessible for 6 years total, but only if the Adviser has any clients or investors that are government entities.	204-2(a)(18)(i)(A)
2

All government entities to which the investment adviser provides or has provided investment advisory services, or which are or were investors in any covered investment pool to which the investment adviser provides investment advisory services, as applicable, in the past five years, but not prior to September 13, 2010.

204-2(a)(18)(i)(B)
3

All direct or indirect contributions made by the adviser or any of its covered associates to an official of a government entity, or direct or indirect payments to a political party of a state or political subdivision thereof, or to a political action committee. These records shall be maintained in chronological order and indicate the name and title of each contributor, the name and title of each recipient, the amount and date of each contribution, and whether the contribution was the subject of the exception for certain returned contributions.

204-2(a)(18)(i)(C)

6

 APPENDIX J

Document	Required Retention Period[1]	Relevant Advisers Act Rule
4

The name and business address of each entity to which the adviser provides or agrees to provide, directly or indirectly, payment to solicit a government entity for investment advisory services on its behalf.

	Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(18)(i)(D)
Trading and Account Management Records
1

A trade ticket (or order memorandum) showing (i) each order given by the adviser for the purchase or sale of any security; (ii) any instruction received by the adviser concerning the purchase, sale, receipt, or delivery of any security; and (iii) any modification or cancellation of any such order or instruction.

Each trade ticket must show:

ï    The terms and conditions of the order,instruction, modification, or cancellation, (including a security identifier, the number of shares, the price, the commission, and the order type, among other things);

ï     The person connected with the adviser who recommended the transaction to the client and the person who placed the order;

ï     The client account for which the transaction was entered;

ï     The date of entry;

ï     The bank, broker, or dealer by or through whom the transaction was executed;

ï     Any applicable trade allocation information; and

ï     Whether  the  order  was  entered  pursuant  to discretionary authority.

If applicable, each trade ticket should also document the pre-trade allocation and any deviations from the allocation made after execution.

	Administrator’s offices for 2 years, easily accessible for 6 years total.	204-2(a)(3)

7

 APPENDIX J

Document		Required Retention Period[1]	Relevant Advisers Act Rule
2	Research files documenting the reasonable basis for the adviser’s investment recommendations. Such documentation may include third-party research, as well as analyses prepared by employees.	Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(7) (generally)
3

Records showing separately, for each client for which the adviser provides investment supervisory or management services, the securities purchased and sold, and the date, amount, and price of each such purchase and sale.

		Administrator’s offices for 2 years, easily accessible for 6 years total.	204-2(c)(1)(i)
4

For each security currently held by any client for which the adviser provides investment supervisory or management services, information from which the adviser can promptly furnish the name of each such client and the client’s current interest in the security.

		Information must be kept current.	204-2(c)(1)(ii)
With Respect to Clients for whom the Adviser Exercises Proxy Voting Authority
1	Copies of all proxy voting policies and procedures required by Rule 206(4)-6.	Onsite for 2 years, easily accessible for 6 years total.	204-2(c)(2)(i)
2

A copy of each proxy statement that the adviser receives regarding Client Securities. However, an adviser may satisfy this requirement by relying on a third party to retain a copy of the proxy statement on the adviser’s behalf, so long as the adviser has obtained an undertaking from the third party to provide a copy of the proxy statement promptly upon request. An adviser may also satisfy this requirement by relying on proxy statements available from the SEC’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

204-2(c)(2)(ii)

8

 APPENDIX J

Document		Required Retention Period[1]	Relevant Advisers Act Rule
3

A record of each vote cast by the adviser on behalf of a client. An adviser may satisfy this requirement by relying on a third party to retain, on the adviser’s behalf, a record of each vote cast, so long as the adviser has obtained an undertaking from the third party to provide a copy of the record promptly upon request.

204-2(c)(2)(iii)
4	A copy of any document created by the adviser that (a) was material to deciding how to vote proxies on behalf of a client, or (b) memorializes the basis for a proxy voting decision.		204-2(c)(2)(iv)
5

A copy of each written client request for information regarding how the adviser voted proxies on behalf of a client, and a copy of any associated written response by the adviser to any written or verbal client request for such information.

204-2(c)(2)(v)
With Respect to Accounts over which the Adviser has Custody or Possession of Client Funds or Securities (IF APPLICABLE IN THE FUTURE)
1

If applicable in the future, a journal or record showing all purchases, sales, receipts and deliveries of securities (including certificate numbers) for all such accounts and all other debits and credits to such accounts.

		Onsite for 2 years, easily accessible for 6 years total.	204-2(b)(1)

9

 APPENDIX J

Document		Required Retention Period[1]	Relevant Advisers Act Rule
2

If applicable in the future, a separate ledger account for each such account showing all purchases, sales, receipts and deliveries of securities, as well as the dates and prices of any such transactions, debits, and credits.

204-2(b)(2)
3	If applicable in the future, copies of confirmations of trades effected all by or for any such account.		204-2(b)(3)
4	If applicable in the future, a record of each security held by any such account showing each relevant client’s name and interest, and the location of each such security.		204-2(b)(4)
5

If applicable in the future, any memorandum describing the basis upon which the adviser has determined that an affiliated entity with custody of Client assets is

“operationally independent” from the adviser.

204-2(b)(5)
6

If applicable in the future, a copy of any internal control report regarding the internal custodial controls of the adviser, or any affiliate, that acts as a Qualified Custodian with respect to client funds or securities.

204-2(a)(17)(iii)

10

APPENDIX K

PENSERRA CAPITAL MANAGEMENT LLC

POLICY ON GIFTS AND ENTERTAINMENT

I.	Supervised Persons’ Receipt of Entertainment

Supervised Persons1 may attend business meals, sporting events and other entertainment events at the expense of a third party giver, provided that the entertainment is not lavish or extravagant in nature and may not be misconstrued as payment for business. The Supervised Person must report his/her planned attendance to the CCO in writing prior to attending the event if the estimated cost is above $100, in which the CCO will grant or deny the request based on a number of pre-clearance factors. Supervised Persons should identify the giver, the estimated value and the associated company. This policy is intended to cover gifts to Supervised Persons that are given to Supervised Persons because of their affiliation with Penserra Capital Management LLC (“Adviser”). Therefore, gifts and invitations to events that a Supervised Person receives as a result of a family or other personal relationship are exempt from this policy.

II.	Supervised Persons’ Receipt of Gifts

Supervised Persons must report tany gift to the CCO in writing and may not accept gifts of more than a de minimus value ($100) from any one person or entity in the aggregate annually. Supervised persons should identify the giver, the estimated value and the associated company. Gifts of attendance at charitable events are valued at the actual cost of the event, not the full donation required to attend.

The Adviser expects that it will generally bear the costs of employee travel and lodging associated with conferences, research trips, and other business-related travel. If these costs are borne by a person or entity other than the Adviser they should be treated as a gift to the employee for purposes of this policy.

III.	Penserra Capital Management LLC’s Gift and Entertainment Giving Policy

The Adviser and its Supervised Persons are prohibited from giving gifts or entertainment that may appear lavish or excessive, and must obtain approval to give gifts or entertainment in excess of $100 per year in aggregate to any investor, prospective investor, or individual or entity that the Adviser does, or is seeking to do, business with. The CCO shall review expense reports containing a gift or entertainment item(s) to ensure compliance with this policy prior to forwarding them for reimbursement. Supervised Persons should list the recipient(s) of gifts and entertainment and identify the associated company (companies) on expense reports.

1

“Supervised Persons” are members and officers of the Adviser (or any other person occupying a similar status or performing similar functions), employees of the Adviser, or any other persons who provide investment advice on behalf of the Adviser and who are subject to the supervision and control of the Adviser.

APPENDIX K

IV.	Gifts and Entertainment Given to Union Officials

Any gift or entertainment provided by the Adviser to a labor union or a union official in excess of $100 per fiscal year must be reported on Department of Labor Form LM-10 within 90 days following the end of the Adviser’s fiscal year. Consequently, all gifts and entertainment provided to labor unions or union officials must be reported to the CCO in writing; the communication must list the recipient(s) and identify the associated labor union(s).

V.	Gifts and Entertainment – FCPA

The Foreign Corrupt Practices Act (“FCPA”) prohibits the direct or indirect giving of, offering to give or promising to give, money or anything of value to a foreign official, a foreign political party or party official, or any candidate for foreign political office in order to corruptly obtain or retain a business benefit.

The FCPA includes provisions that may permit the giving of gifts and entertainment under certain circumstances, including certain gifts and entertainment that are lawful under the written laws and regulations of the recipient’s country, as well as facilitating payments for routine governmental action. However the availability of these exceptions is limited and is dependent on the relevant facts and circumstances.

Civil and criminal penalties for violating the FCPA can be severe. The Adviser and its Supervised Persons must comply with the spirit and the letter of the FCPA at all times. Supervised Persons must obtain written pre-clearance from the CCO prior to giving anything of value that might be subject to the FCPA.

Supervised Persons must disclose all gifts and entertainment that may be subject to the FCPA to the CCO irrespective of value and including food and beverages provided during a legitimate business meeting. Supervised Persons must consult with the CCO or the CCO’s designee if there is any question as to whether gifts or entertainment need to be pre-cleared and/or reported in connection with this policy.

VI.	Gifts and Entertainment Monitoring

The CCO will utilize the below factors at minimum when reviewing gifts and entertainment for pre-clearance.

1: the absolute value of the gift and entertainment;

2: the frequency with which gift and entertainment is offered or given to a particular source;

3: the frequency with which the employee is offered or receives entertainment generally; and

4: the amount of fund brokerage or other transactions directed to the source over past time periods.

The CCO will use a log to track Supervised Persons’ provision and receipt of gifts and entertainment. This log will be utilized in performing a post-clearance review in which gifts and entertainment given and received will be tracked against any purported changes in business activity.

2

APPENDIX L

PENSERRA CAPITAL MANAGEMENT LLC

POLITICAL AND CHARITABLE CONTRIBUTIONS POLICY AND PROCEDURES

I.     Background

Individuals may have important personal reasons for seeking public office, supporting candidates for public office, or making charitable contributions. However, such activities could pose risks to an investment adviser. For example, federal and state “pay-to-play” laws have the potential to significantly limit an adviser’s ability to manage assets and provide other services to government- related clients or investors.

Rule 206(4)-5 under the Investment Advisers Act of 1940, as amended (the “Pay-to-Play Rule”) limits political contributions to state and local government officials, candidates, and political parties by:

ï	Registered investment advisers; and

ï	“Covered associates” of the entities listed above.1

Importantly, for an adviser to a covered investment pool (which term is defined to include investment companies registered under the Investment Company Act of 1940), if a government entity invests or is solicited to invest in the covered investment pool, the adviser is treated for purposes of the Pay-to-Play Rule as though it were providing or seeking to provide investment advisory services directly to the government entity. This means that the Pay-to-Play Rule would apply with full effect to such an adviser. Penserra Capital Management LLC (“Adviser”) serves as sub-adviser for certain ETF Trusts, investment companies registered under the Investment Company Act of 1940; thus, the Pay-to-Play Rule would apply to the Adviser and its Covered associates.

The Pay-to-Play Rule defines “contributions” broadly to include gifts, loans, the payment of debts, and the provision of any other thing of value. Rule 206(4)-5 also includes a provision that prohibits any indirect action that would be prohibited if the same action was done directly.

[1]	A “covered associate” of an adviser is defined to include:

ï	Any general partner, managing member or executive officer, or other individual with a similar status or function;

ï	Any employee that solicits a government entity for the adviser, as well as any direct or indirect supervisor of that employee; and

ï	Any political action committee controlled by the adviser or by any person that meets the definition of a “covered associate.”

APPENDIX L

II.     Policies and Procedures

Political Contributions

Because of the potential ramifications on the Adviser’s operations, political contributions by the Adviser, its affiliates, or their employees to politically connected individuals or entities with the intention of influencing such parties for business purposes are strictly prohibited. Therefore, as a general rule and except as set forth in the next paragraph, political contributions by employees, their family members living in the same household, or entities affiliated with such persons (“Employee Contributions”)2 are not permitted by the Adviser. This prohibition includes coordinating or soliciting any contribution or payment from a third party to an official of a government entity or a related local or state political party.

New Supervised Persons3 must disclose past political contributions made by the Supervised Person and family members living in the same household, or entities affiliated with such persons, on the attached form. The review will address the prior six months for potential covered associates who will have no involvement in the solicitation of clients or investors; contributions for all other potential covered associates will be reviewed for the past two years. The CCO will document findings and any discussions relating thereto, and the CCO and the individual in question will sign the disclosure documentation, which the CCO shall retain.

Finally, the Adviser and its affiliated entities shall not make direct or indirect political contributions.

Restrictions on Payments for the Solicitation of Clients or Investors

The Pay-to-Play Rule prohibits the compensation of any person to solicit a government entity unless the solicitor is an officer or employee of the adviser, or unless the recipient of the compensation (i.e., solicitation fee) is another registered investment adviser or a registered broker- dealer.

However, a registered investment adviser will be ineligible to receive compensation for soliciting government entities if the adviser or its covered associates made, coordinated, or solicited contributions or payments to the government entity during the prior two years.

Certain states and localities may require Adviser, marketing employees of Adviser and third-party placement agents/solicitors to register as lobbyists prior to contacting government entities and/or government officials. These rules are evolving rapidly. Therefore, prior to entering into discussions with any government entity and/or government official, the CCO must make a determination whether local lobbying laws apply.

[2]

Rule 206(4)-5(d) prohibits acts done indirectly that, if done directly, would violate the rule. As a result, an adviser and its covered associates could not funnel payments through third parties, including, for example, consultants, attorneys, family members, friends or companies affiliated with the adviser as a means to circumvent the rule. Rule 206(4)-5(d) requires a showing of intent to circumvent the rule in order for such persons to trigger the time out specified in the rule.

[3]

“Supervised Persons” are members and officers of the Adviser (or any other person occupying a similar status or performing similar functions), employees of the Adviser, or any other persons who provide investment advice on behalf of the Adviser and who are subject to the supervision and control of the Adviser.

2

APPENDIX L

Employees should direct any questions in this regard to the CCO.

Charitable Donations

Donations by the Adviser or employees to charities with the intention of influencing such charities to become clients or investors are strictly prohibited. Notify the CCO if you perceive an actual or apparent conflict of interest in connection with any charitable contribution, or if you believe that the contribution could give an appearance of impropriety.

Public Office

Employees must obtain written pre-approval from the CCO prior to running for any public office. Employees may not hold a public office if it presents any actual or apparent conflict of interest with the Adviser’s business activities.

Outside Business Activities

If an employee is associated with an outside business, such as by serving as an officer or director, the employee should recuse himself or herself from any decisions regarding that entity’s political contributions. If the employee believes that the outside business’ political contributions could give even the appearance of being related to the Adviser’s advisory activities or marketing initiatives, the employee must discuss the matter with the CCO.

3

APPENDIX L

Political Contribution Log

Contribution Date	Name and Title of Employee who made Contribution	Name and Title of Recipient of Contribution	Contribution Amount	Notes (including whether the contribution was returned by the recipient to the contributor)